                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               TZ HOLDINGS, INC.,

                              TZ ACQUISITION, INC.

                                       AND

                                  T-NETIX, INC.

                          Dated as of January 22, 2004

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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS.........................................................................................       2

         Section 1.1     Definitions...........................................................................       2

ARTICLE II  THE OFFER..........................................................................................       8

         Section 2.1     The Offer.............................................................................       8
         Section 2.2     Company Actions.......................................................................      10
         Section 2.3     Composition of the Board of Directors.................................................      11
         Section 2.4     Top-Up Option.........................................................................      12

ARTICLE III  THE MERGER........................................................................................      14

         Section 3.1     The Merger............................................................................      14
         Section 3.2     Conversion of Stock...................................................................      14
         Section 3.3     Dissenting Stock......................................................................      15
         Section 3.4     Surrender of Certificates.............................................................      15
         Section 3.5     Payment...............................................................................      16
         Section 3.6     No Further Rights of Transfers........................................................      17
         Section 3.7     Stock Option and Other Plans..........................................................      17
         Section 3.8     Warrants..............................................................................      18
         Section 3.9     Certificate of Incorporation of the Surviving Corporation.............................      18
         Section 3.10    By-laws of the Surviving Corporation..................................................      18
         Section 3.11    Directors and Officers of the Surviving Corporation...................................      18
         Section 3.12    Closing...............................................................................      18
         Section 3.13    Withholding Rights....................................................................      19
         Section 3.14    Further Assurances....................................................................      19

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................      19

         Section 4.1     Due Organization, Good Standing and Corporate Power...................................      19
         Section 4.2     Authorization and Validity of this Agreement..........................................      20
         Section 4.3     Capitalization........................................................................      20
         Section 4.4     Consents and Approvals; No Violations.................................................      22
         Section 4.5     Company Reports and Financial Statements..............................................      22
         Section 4.6     No Undisclosed Liabilities............................................................      23
         Section 4.7     Absence of Certain Changes............................................................      24
         Section 4.8     Title to Properties; Encumbrances.....................................................      24
         Section 4.9     Compliance with Laws..................................................................      24
         Section 4.10    Litigation............................................................................      24
         Section 4.11    Employee Benefit Plans................................................................      25
         Section 4.12    Employment Relations and Agreements...................................................      27
         Section 4.13    Taxes.................................................................................      28
         Section 4.14    Intellectual Property.................................................................      30
         Section 4.15    Proxy Statement; Offer Documents and Schedule 14D-9...................................      32
         Section 4.16    Broker's or Finder's Fee..............................................................      33
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                                      (i)

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         Section 4.17    Certain Contracts and Arrangements....................................................      33
         Section 4.18    Government Contracts..................................................................      34
         Section 4.19    Environmental Laws and Regulations....................................................      35
         Section 4.20    State Takeover Statutes...............................................................      36
         Section 4.21    Voting Requirements...................................................................      36
         Section 4.22    Opinion of Financial Advisor..........................................................      36
         Section 4.23    Insurance.............................................................................      36
         Section 4.24    Affiliate Transactions................................................................      37
         Section 4.25    Cumulative Breach.....................................................................      37

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION.............................................      37

         Section 5.1     Due Organization, Good Standing and Corporate Power...................................      37
         Section 5.2     Authorization and Validity of Agreement...............................................      37
         Section 5.3     Consents and Approvals; No Violations.................................................      38
         Section 5.4     Offer Documents, Schedule 14D-9 and Proxy Statement...................................      38
         Section 5.5     Proxy Statement.......................................................................      38
         Section 5.6     Broker's or Finder's Fee..............................................................      39
         Section 5.7     Acquisition's Operations..............................................................      39
         Section 5.8     Financing.............................................................................      39

ARTICLE VI  TRANSACTIONS PRIOR TO CLOSING DATE.................................................................      40

         Section 6.1     Access to Information Concerning Properties and Records...............................      40
         Section 6.2     Confidentiality.......................................................................      40
         Section 6.3     Conduct of the Business of the Company Pending the Closing Date.......................      41
         Section 6.4     Company Stockholders' Meeting; Preparation of Proxy Statement; Short Form Merger......      44
         Section 6.5     Commercially Reasonable Efforts.......................................................      46
         Section 6.6     No Solicitation of Other Offers.......................................................      47
         Section 6.7     Notification of Certain Matters.......................................................      49
         Section 6.8     Antitrust Laws........................................................................      50
         Section 6.9     Employee Benefits.....................................................................      50
         Section 6.10    Directors' and Officers' Insurance....................................................      51
         Section 6.11    Public Announcements..................................................................      52
         Section 6.12    Subsequent Filings....................................................................      52
         Section 6.13    Communication to Employees............................................................      53
         Section 6.14    Material Consents and Waivers.........................................................      53
         Section 6.15    Transaction Financing Cooperation.....................................................      53

ARTICLE VII  CONDITIONS PRECEDENT..............................................................................      53

         Section 7.1     Conditions Precedent to Each Party's Obligation to Effect the Merger..................      53

ARTICLE VIII  TERMINATION AND ABANDONMENT......................................................................      54

         Section 8.1     Termination...........................................................................      54
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                                      (ii)

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         Section 8.2     Effect of Termination.................................................................      57

ARTICLE IX  MISCELLANEOUS......................................................................................      57

         Section 9.1     Fees and Expenses.....................................................................      57
         Section 9.2     Representations and Warranties........................................................      59
         Section 9.3     Extension; Waiver.....................................................................      59
         Section 9.4     Notices...............................................................................      59
         Section 9.5     Entire Agreement......................................................................      60
         Section 9.6     Binding Effect; Benefit; Assignment...................................................      60
         Section 9.7     Amendment and Modification............................................................      61
         Section 9.8     Time Is of the Essence................................................................      61
         Section 9.9     Headings..............................................................................      61
         Section 9.10    Counterparts..........................................................................      61
         Section 9.11    APPLICABLE LAW........................................................................      61
         Section 9.12    Severability..........................................................................      62
         Section 9.13    Interpretation........................................................................      62
         Section 9.14    Specific Enforcement..................................................................      62
         Section 9.15    Waiver of Jury Trial..................................................................      62
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                                      (iii)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of January 22, 2004 (this "Agreement"), by and among TZ HOLDINGS, INC., a corporation organized under the laws of Delaware ("Buyer"), TZ ACQUISITION, INC., a corporation organized under the laws of Delaware and a direct wholly-owned subsidiary of Buyer ("Acquisition"), and T-NETIX, INC., a corporation organized under the laws of Delaware (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Company is a publicly traded company whose shares of common stock, par value $0.01 per share (the "Common Stock"), are currently traded on the NASDAQ stock market;

                  WHEREAS, the respective Boards of Directors of Buyer, Acquisition and the Company have approved the acquisition of the Company by Buyer;

                  WHEREAS, in contemplation of the acquisition of the Company by Buyer, it is proposed that Acquisition shall make a tender offer (the "Offer") to purchase, subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of Common Stock of the Company (the "Shares") at a price of $4.60 per Share net to the seller in cash (the "Offer Price");

                  WHEREAS, Buyer and Acquisition are unwilling to enter into this Agreement unless (i) the holders of Shares listed on Annex A hereto (the "Management Stockholders"), concurrently with the execution and delivery of this Agreement, enter into a tender and voting agreement (the "Shareholders Agreement") by and among Buyer, Acquisition and the Management Stockholders providing for, among other things, the agreement of the Management Stockholders to tender their Shares into the Offer and to vote all Shares owned by such holders of Shares in favor of the merger of Acquisition with and into the Company (the "Merger") and (ii) certain employees of the Company, concurrently with the execution and delivery of this Agreement, each enter into new employment agreements with Acquisition on customary terms and conditions reasonably satisfactory to Buyer and Acquisition;

                  WHEREAS, a special committee of the Board of Directors of the Company, duly authorized and constituted and comprised solely of directors of the Company who are not employees of the Company and are not parties to the Shareholders Agreement (the "Special Committee"), based in part on the written opinion of Updata Capital, Inc., the financial advisor to the Special Committee (the "Financial Advisor"), at a meeting thereof duly called and held, (i) has unanimously determined that the Offer, the Merger and the other transactions contemplated herein are fair to, and in the best interests of, the Company and the stockholders of the Company, and has declared that the Offer and the Merger are advisable, (ii) has unanimously approved the Offer, the Merger, the Shareholders Agreement and this Agreement, and (iii) has unanimously recommended to the Board of Directors of the Company to approve and adopt the Offer, the Merger and this Agreement;

                  WHEREAS, the Board of Directors of the Company, based in part on the [unanimous] recommendation of the Special Committee and the written opinion of the Financial Advisor, at a meeting thereof duly called and held, (i) has determined that the Offer, the Merger and the other transactions contemplated herein are fair to, and in the best interests of, the Company and the stockholders of the Company, and has declared the Offer and the Merger advisable, (ii) has approved the Offer, the Merger, the Shareholders Agreement and this Agreement and (iii) has resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and adopt this Agreement; and

                  WHEREAS, the respective Boards of Directors of Buyer (on its own behalf as a party to this Agreement and as the sole stockholder of Acquisition) and Acquisition have each approved and adopted this Agreement in conjunction with their approval of the principal terms of the Offer and the Merger;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties intending to be legally bound, hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                  "Acquisition" shall have the meaning set forth in the preamble hereto.

                  "Acquisition Proposal" shall have the meaning set forth in
Section 6.6(b).

                  "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

                  "Agreement" shall have the meaning set forth in the preamble hereto.

                  "Antitrust Authorities" shall mean the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

                  "Antitrust Laws" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  "Antitrust Condition" shall have the meaning set forth in Annex B hereto.

                  "Authority" means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, whether international, national, federal, state or local.

                  "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

                  "Buyer" shall have the meaning set forth in the preamble hereto.

                  "Buyer Designee" shall have the meaning set forth in Section 2.3(a).

                  "Certificate of Merger" shall have the meaning set forth in
Section 3.1(a).

                  "Certificates" shall have the meaning set forth in Section 3.4(a).

                  "Claim" means any action, suit, claim, lawsuit, demand, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeal or other dispute, whether civil, criminal or administrative.

                  "Clayton Act" means the Clayton Antitrust Act of 1914, as amended, and the rules and regulations promulgated thereunder.

                  "Closing" shall have the meaning set forth in Section 3.12.

                  "Closing Date" shall have the meaning set forth in Section
3.12.

                  "COBRA" shall have the meaning set forth in Section 4.11(b).

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Commission Filings" shall have the meaning set forth in
Section 4.5.

                  "Commitment Letter" shall have the meaning set forth in
Section 5.8(a).

                  "Common Stock" shall have the meaning set forth in the recitals hereto.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Company Disclosure Letter" shall have the meaning set forth in Section 4.1.

                  "Company Property" shall have the meaning set forth in Section 4.19(b).

                  "Company Senior Credit Agreement" shall mean that certain Credit Agreement, dated as of November 14, 2002, by and among the Company, the Lenders party thereto and JP Morgan Chase Bank, as Collateral Agent.

                  "Completed Commission Filings" shall mean the Commission Filings filed with the Commission prior to the date hereof.

                  "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated as of August 11, 2003, by and between the Company and H.I.G. Capital, LLC.

                  "Continuing Directors" shall have the meaning set forth in
Section 2.3(c).

                  "Contracts" shall have the meaning set forth in Section 4.17.

                  "Determination Time" shall have the meaning set forth in Annex B hereto.

                  "DGCL" shall have the meaning set forth in Section 2.2(a).

                  "Dissenting Stockholders" shall have the meaning set forth in
Section 3.3.

                  "Effective Time" shall have the meaning set forth in Section 3.1(a).

                  "Employee Benefit Plans" shall have the meaning set forth in
Section 4.11(a).

                  "Environmental Law" shall have the meaning set forth in
Section 4.19(b).

                  "Equity Commitment" shall have the meaning set forth in
Section 5.8(b).

                  "ERISA" shall have the meaning set forth in Section 4.11(a).

                  "ERISA Affiliates" shall have the meaning set forth in Section 4.11(a).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Expense Reimbursement" shall have the meaning set forth in
Section 9.1(b).

                  "Federal Trade Commission Act" means the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder.

                  "Financial Advisor" shall have the meaning set forth in the recitals hereto.

                  "GAAP" shall mean generally accepted accounting principles of the United States of America consistently applied, as in effect from time to time.

                  "Government Contract" means any bid, quotation, proposal, Contract, work authorization, lease, commitment or sale or purchase order of the Company that is with the United States government, any Authority or Government Entity, including, without limitation, all

Contracts and work authorizations to supply goods and services to the United States government or any state, local or foreign Authority.

                  "Governmental Entity" shall mean any domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency or authority or any securities exchange.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Immigration Laws" shall have the meaning set forth in Section 4.12.

                  "Indemnified Parties" shall have the meaning set forth in
Section 6.10(b).

                  "Intellectual Property" shall mean any U.S. and non-U.S. (i) patents and patent applications, (ii) registered and unregistered trademarks, service marks and other indicia of origin, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks, (iii) registered and unregistered copyrights and mask works, and applications for registration thereof, (iv) internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet sites and (v) trade secrets, proprietary information and other intangible property rights not otherwise listed in (i) through (iv) above, including, but not limited to, unpatented inventions, invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded.

                  "Knowledge of the Company" means the actual and constructive knowledge of each of the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the Company's General Counsel, Mr. John Poss and Mr. Thomas E. Meriam, assuming such Persons act in a prudent business fashion. Constructive knowledge shall mean the knowledge that a Person knew or should have known in the proper performance of his or her duties.

                  "Law" means any law, rule, code, statute, regulation, ordinance, requirement, policy, rule of common law, order, judgment, decree or other binding action of or by an Authority and any judicial interpretation thereof.

                  "Lender" shall have the meaning set forth in Section 5.8(a).

                  "Letter of Transmittal" shall have the meaning set forth in
Section 2.1(f).

                  "Lien" shall have the meaning set forth in Section 4.3(b).

                  "Management Stockholders" shall have the meaning set forth in the recitals hereto.

                  "Material Adverse Effect" shall mean, with respect to any Person, any event, change, occurrence, effect, fact, violation or circumstance having a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis or (ii) the business, assets, liabilities, prospects, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole; provided, however, that in no event shall any change resulting from (A) conditions generally affecting the industry in which any of the Company or its Subsidiaries operates or (B) changes in general business, political or economic conditions, in each case in which the Company is not disproportionately affected, constitute a Material Adverse Effect.

                  "Material Contracts" shall have the meaning set forth in
Section 4.17.

                  "Merger" shall have the meaning set forth in the recitals hereto.

                  "Merger Consideration" shall have the meaning set forth in
Section 3.2(a).

                  "Minimum Condition" shall have the meaning set forth in Annex B hereto.

                  "Mooreland" means Mooreland Partners LLC.

                  "NLRB" shall have the meaning set forth in Section 4.12.

                  "Offer Documents" shall have the meaning set forth in Section 2.1(f).

                  "Offer Price" shall have the meaning set forth in the recitals hereto.

                  "Offer to Purchase" shall have the meaning set forth in
Section 2.1(f).

                  "on a fully-diluted basis" shall have the meaning set forth in Annex B hereto.

                  "Option Cash Payment" shall have the meaning set forth in
Section 3.7.

                  "Options" shall have the meaning set forth in Section 3.7.

                  "Paying Agent" shall have the meaning set forth in Section 3.4(a).

                  "Payment Fund" shall have the meaning set forth in Section
3.5.

                  "Permits" shall have the meaning set forth in Section 4.9(b).

                  "Permitted Investments" shall have the meaning set forth in
Section 3.5.

                  "Permitted Liens" shall mean (i) Liens consisting of zoning restrictions, easements and other restrictions on the use of, or matters of record or otherwise affecting the title to, any real property and real property leases, (ii) Liens reflected in the Completed Commission Filings, (iii) any interest or title of any lessor in any real or personal property pursuant to a lease, (iv) liens for non-delinquent taxes and assessments and (v) inchoate liens of lessors or bailees arising under statute.

                  "Person" shall mean and include an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Entity.

                  "Proxy Statement" shall have the meaning set forth in Section 6.4(b).

                  "Returns" shall have the meaning set forth in Section 4.13(a).

                  "Schedule 14D-9" shall have the meaning set forth in Section 2.2(e).

                  "Schedule TO" shall have the meaning set forth in Section 2.1(f).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Shareholders Agreement" shall have the meaning set forth in the recitals hereto.

                  "Shares" shall have the meaning set forth in the recitals hereto.

                  "Sherman Act" means the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder.

                  "Special Committee" shall have the meaning set forth in the recitals hereto.

                  "Stockholders' Meeting" shall have the meaning set forth in
Section 6.4(a).

                  "Stock Incentive Plans" shall have the meaning set forth in
Section 3.7.

                  "Stock Plans" shall have the meaning set forth in Section 3.7.

                  "Subsequent Filings" shall have the meaning set forth in
Section 4.5(a).

                  "Subsequent Offer Period" shall have the meaning set forth in
Section 2.1(d).

                  "Subsidiary" shall mean and include, with respect to any Person, (i) any partnership of which such Person or any of its Subsidiaries is a general partner or (ii) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote fifty percent (50%) or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

                  "Superior Proposal" shall have the meaning set forth in
Section 6.6(b).

                  "Surviving Corporation" shall have the meaning set forth in
Section 3.1(b).

                  "Taxes" shall have the meaning set forth in Section 4.13(a).

                  "Tender Offer Conditions" shall have the meaning set forth in
Section 2.1(a).

                  "Termination Date" shall have the meaning set forth in Section 8.1(b).

                  "Termination Fee" shall have the meaning set forth in Section 9.1(b).

                  "Top-Up Closing" shall have the meaning set forth in Section 2.4(d).

                  "Top-Up Exercise Event" shall have the meaning set forth in
Section 2.4(c).

                  "Top-Up Option" shall have the meaning set forth in Section 2.4(a).

                  "Top-Up Termination Date" shall have the meaning set forth in
Section 2.4(b).

                  "Transaction Financing" shall have the meaning set forth in
Section 5.8(a).

                  "WARN" shall have the meaning set forth in Section 4.12.

                  "Warrant Cash Payment" shall have the meaning set forth in
Section 3.8.

                  "Warrants" shall have the meaning set forth in Section 3.8.

                                   ARTICLE II

                                    THE OFFER

                  Section 2.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and so long as none of the events set forth on Annex B hereto (the "Tender Offer Conditions") shall have occurred and are continuing, as promptly as practicable after the date of this Agreement (but in any event no later than ten (10) Business Days after the execution and delivery of this Agreement), Acquisition shall commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer. The obligation of Acquisition to accept for payment and to pay for any Shares tendered shall be subject only to the Tender Offer Conditions, any of which may be waived by Buyer or Acquisition in whole or in part in their sole discretion; provided, however, that Acquisition shall not waive the Minimum Condition without the prior consent of the Company. The Tender Offer Conditions are for the sole benefit of Buyer and Acquisition and may be asserted by Buyer and Acquisition regardless of the circumstances giving rise to any such Tender Offer Conditions.

                  (b) Buyer and Acquisition expressly reserve the right to modify the terms of the Offer; provided, however, that Acquisition shall not, without the prior written consent of the Company, (i) reduce the number of Shares to be purchased pursuant to the Offer, (ii) reduce the Offer Price, (iii) impose any additional conditions to the Offer, (iv) change the form of consideration payable in the Offer, (v) make any change to the terms of the Offer that is materially adverse in any manner to the holders of the Shares, or
(vi) extend the Offer except as set forth in Section 2.1(d).

                  (c) Assuming prior satisfaction or waiver of the Tender Offer Conditions, Acquisition shall, as soon as legally permissible after the commencement of the Offer, accept for payment, in accordance with the terms of the Offer, the Shares which have been validly tendered and not withdrawn at or prior to the expiration of the Offer.

                  (d) Acquisition shall extend the Offer for one ten (10) Business Day period if (i) the Minimum Condition is not satisfied and (ii) all other Tender Offer Conditions are satisfied at the expiration of the initial twenty (20) Business Day Offer period, and thereafter, if, on any date on which the Offer is scheduled to expire, any Tender Offer Conditions have not been satisfied or waived, Acquisition may, without the consent of the Company and in its sole discretion, extend the Offer from time to time for successive extension periods for up to ten (10) Business Days on each occasion beyond the then scheduled expiration date, as Acquisition reasonably determines is necessary to permit such Tender Offer Condition to be satisfied, until the earlier to occur of (A) the Termination Date, or (B) the date such conditions are satisfied or earlier waived and Acquisition becomes obligated to accept for payment and pay for Shares tendered pursuant to the Offer. Buyer and Acquisition may amend the Schedule TO to permit the announcement of a subsequent offering period (as such term is defined in Rule 14d-1 promulgated under the Exchange Act (the "Subsequent Offer Period")) to the Offer, and Acquisition may include a Subsequent Offer Period to the Offer for up to a maximum of twenty (20) Business Days.

                  (e) Subject to the satisfaction of the Tender Offer Conditions, Buyer shall provide or cause to be provided to Acquisition, on a timely basis, all of the funds necessary to purchase any Shares that Acquisition becomes obligated to purchase pursuant to the Offer.

                  (f) As soon as reasonably practicable on the date the Offer is commenced, Buyer and Acquisition shall file with the Commission a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain (included as an exhibit) or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and the related letter of transmittal (the "Letter of Transmittal") and summary advertisement, as well as all other information and exhibits required by law (which Schedule TO, Offer to Purchase, Letter of Transmittal, summary advertisement and such other information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the Commission. The Offer Documents
(i) shall comply in all material respects with the provisions of applicable federal securities laws and (ii) on the date filed with the Commission and the date first published, sent or given to the holders of the Shares, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made, except that no representation or warranty is made by Buyer or Acquisition with respect to any information supplied in writing by the Company for inclusion in the Offer Documents. Each of Buyer and Acquisition, on the one hand, and the Company, on the other hand, agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that the Offer Documents shall be, or shall have become, false or misleading in any material respect, and Buyer and Acquisition further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the Commission and the other Offer Documents as so corrected to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Buyer and Acquisition agrees to provide the Company and its counsel with information with respect to any oral comments and with copies of any written comments Buyer and Acquisition or their counsel may receive from the Commission or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of Buyer or Acquisition to such comments, including the opportunity to participate with Buyer and Acquisition or their counsel in any discussions with the Commission or its staff.

                  Section 2.2 Company Actions. The Company hereby consents to the Offer and the Merger and represents and warrants that:

                  (a) The Company's Board of Directors (at a meeting duly called and held) by unanimous vote has (i) determined that each of the Offer and the Merger is fair to, and in the best interest of, the holders of Shares, (ii) declared that the Offer and the Merger are advisable, (iii) approved the Offer, the Merger, the Shareholders Agreement and this Agreement in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), (iv) recommended acceptance of the Offer and tender of their Shares in accordance with the Offer, and (if required by applicable Law) adoption of this Agreement by the stockholders of the Company, and (v) taken all other action necessary to render (and has refrained from taking any action which would not render) inapplicable to the Offer, the Merger, the Shareholders Agreement and this Agreement and to the transactions contemplated hereby and thereby, Section 203 of the DGCL and other state takeover statutes.

                  (b) The Financial Advisor has delivered to the Board of Directors of the Company its opinion that the consideration to be received by the holders of Shares, other than Buyer and any direct or indirect Subsidiary of Buyer (including Acquisition), pursuant to the Offer and the Merger is fair to such holders of Shares from a financial point of view, subject to the assumptions and qualifications contained in such opinion, and a complete and correct executed copy of such opinion has been, or promptly upon receipt thereof shall be, delivered to Buyer.

                  (c) The Company shall file with the Commission, as soon as practicable on the date of the commencement of the Offer, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations referred to in clause (a)(iv) of this Section 2.2, and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 under the Exchange Act. Buyer and Acquisition and their counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the Commission. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws on the date filed with the Commission and on the date first published, sent or given to the holders of Shares shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made, except that no representation or warranty is made by the Company with respect to information supplied by Buyer or Acquisition in writing for inclusion in the Schedule 14D-9. The Company, on the one hand, and each of Buyer and Acquisition, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that the Schedule 14D-9 shall be, or shall have become, false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the Commission and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Buyer and its counsel with information with respect to any oral comments and with copies of any written comments the Company or its counsel may receive from the Commission or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Buyer and its counsel an opportunity to participate in the response of the Company to such comments, including by participating with the Company and its counsel in any discussions with the Commission or its staff.

                  (d) In connection with the Offer, the Company shall promptly furnish Acquisition with mailing labels, security position listings and any available listing or computer list containing, as of the most recent practicable date, the names and addresses of the record holders of Shares and shall furnish Acquisition with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Acquisition or its agents may reasonably request in communicating the Offer to the holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Acquisition shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, shall deliver to the Company all copies of such information in its possession.

                  (e) The Company represents and warrants that it has been advised that each of its directors and executive officers intends to tender pursuant to the Offer all Shares owned of record and beneficially by him or her except to the extent such tender would violate applicable securities laws.

                  Section 2.3 Composition of the Board of Directors. (a) Promptly upon the acceptance for payment of Shares equal to at least a majority of the outstanding shares of Common Stock pursuant to the terms of the Offer, Acquisition shall be entitled to designate up to such number of directors ("Buyer Designees") on the Board of Directors of the Company, rounded up to the next whole number, as shall give Acquisition, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, representation on the Board of Directors of the Company equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors of the Company (giving effect to the directors elected pursuant to this sentence) multiplied by a fraction, the numerator of which shall be the number of Shares beneficially owned by Acquisition and Buyer and the denominator of which shall be the number of Shares then issued and outstanding, and the Company and its Board of Directors shall, at such time, take any and all such action necessary to cause Buyer Designees to be appointed to the Board of Directors of the Company in such class of directors (if any) as shall ensure the longest possible term for such Buyer Designees (including using commercially reasonable efforts to cause relevant directors to resign and/or increasing the size of the Board of Directors of the Company (subject to the limitations set forth in the Company's Certificate of Incorporation and the Company's By-laws)). The Company shall take all action required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to effect the election of such Buyer Designees, including (i) mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder or (ii) including such information in the Schedule 14D-9 filed with the

Commission and distributed to the stockholders of the Company, and the Company agrees to make such mailing so long as Acquisition shall have provided to the Company, on a timely basis, all information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder with respect to the Buyer Designees. Buyer and Acquisition shall be solely responsible for any information with respect to either of them and their nominees, officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. At the Effective Time, the Company, if so requested by Buyer, shall use its commercially reasonable efforts to cause Persons designated by Buyer to constitute the same percentage of each committee of its Board of Directors, each Board of Directors of each Subsidiary and each committee of each such Board of Directors (in each case to the extent of the Company's ability to elect such Persons).

                  (b) The provisions of Section 2.3(a) are in addition to, and shall not limit, any rights which Buyer, Acquisition or any of their respective Affiliates may have as holders or beneficial owners of Shares as a matter of applicable law with respect to the election of directors or otherwise.

                  (c) Notwithstanding the provisions of this Section 2.3, the parties hereto shall use their respective commercially reasonable efforts to ensure that at least two (2) of the members of the Board of Directors shall, at all times prior to the Effective Time, be Persons who are directors of the Company on the date hereof (the "Continuing Directors"); provided that, if there shall be in office less than two (2) Continuing Directors, the Board of Directors may cause the Person designated by the remaining Continuing Director or Continuing Directors to fill such vacancy, and such Person shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two (2) Persons to fill such vacancies who will not be officers, employees or Affiliates of the Company or Buyer, and such Persons shall be deemed to be Continuing Directors for all purposes of this Agreement. Following the election or appointment of the Buyer Designees pursuant to this Section 2.3 and prior to the Effective Time, any amendment of this Agreement, the Company's Certificate of Incorporation or the Company's By-laws, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Buyer and Acquisition or waiver of any of the Company's rights hereunder, and any other consent or action by the Company hereunder, shall require the concurrence of a majority of the Continuing Directors, if there are more than two (2) Continuing Directors, or the concurrence of one (1) Continuing Director, if there are two (2) Continuing Directors.

                  Section 2.4 Top-Up Option. (a) The Company hereby grants to Acquisition an irrevocable option (the "Top-Up Option"), exercisable only on or after the Determination Time, to purchase that number of shares of Common Stock of the Company (the "Top-Up Option Shares") equal to the lowest number of shares of Common Stock of the Company that, when added to the number of shares of Common Stock of the Company owned by Acquisition at the time of such exercise, shall constitute one share more than ninety percent (90%) of the then outstanding shares of Common Stock of the Company (assuming the issuance of the Top-Up Option Shares), at a price per share equal to the Offer Price payable in the form of an unsecured promissory note issued by Acquisition to the Company with a maturity of one year; provided, however, that in no event shall the Top-Up Option be exercisable for a number of shares of

Common Stock of the Company in excess of the Company's then authorized but unissued shares of Common Stock of the Company (giving effect to such shares of Common Stock of the Company reserved for issuance pursuant to outstanding Options and Warrants).

                  (b) Acquisition may exercise the Top-Up Option, in whole but not in part, at any one time after the occurrence of a Top-Up Exercise Event and prior to the Top-Up Termination Date. The "Top-Up Termination Date" will occur upon the earliest to occur of the following: (i) the Effective Time; (ii) the termination of this Agreement pursuant to its terms; (iii) ten (10) Business Days after the occurrence of a Top-Up Exercise Event; or (iv) ten (10) Business Days after the expiration of any Subsequent Offer Period that has not been extended.

                  (c) For purposes of this Agreement, a "Top-Up Exercise Event" shall occur only if immediately after consummation of the Offer Acquisition beneficially owns at least eighty percent (80%) of the outstanding shares of Common Stock of the Company.

                  (d) In the event Acquisition wishes to exercise the Top-Up Option, Acquisition shall so notify the Company in writing, and shall set forth in such notice (i) the number of shares of Common Stock of the Company that are expected to be owned by Acquisition immediately preceding the purchase of the Top-Up Option Shares and (ii) the place and time for the closing of the purchase of the Top-Up Option Shares (the "Top-Up Closing"). The Company shall, as soon as practicable following receipt of such notice, notify Acquisition in writing of the number of shares of Common Stock of the Company then outstanding and the number of Top-Up Option Shares. At the Top-Up Closing, Acquisition shall pay the Company the aggregate price required to be paid for the Top-Up Option Shares and the Company shall cause to be issued to Acquisition a certificate representing the Top-Up Option Shares.

                  (e) The obligation of the Company to deliver Top-Up Option Shares upon the exercise of the Top-Up Option is subject to the following conditions: (i) any applicable waiting period under the HSR Act and regulations analogous to the HSR Act existing in foreign jurisdictions relating to the issuance of the Top-Up Option Shares will have expired or been terminated; (ii) no provision of any applicable Law and no judgment, order, or decree shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Option Shares in respect of any such exercise; and (iii) Acquisition shall have notified the Company in writing that it intends to cause the Effective Time to occur no later than one (1) Business Day after the Top-Up Closing.

                  (f) Buyer and Acquisition understand that the shares of Common Stock of the Company that Acquisition may acquire upon exercise of the Top-Up Option will not be registered under the Securities Act and will be issued in reliance upon an exemption thereunder for transactions not involving a public transaction. Acquisition is, or will be upon the purchase of the Top-Up Option Shares, an Accredited Investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act. Acquisition agrees that the Top-Up Option and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by Acquisition for the purpose of investment and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

                  (g) Certificates evidencing the Top-Up Option Shares delivered hereunder may, at the Company's election, contain the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR ANY EXEMPTION THEREFROM."

                                  ARTICLE III

                                   THE MERGER

                  Section 3.1 The Merger. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing or as soon as practicable thereafter, a certificate of merger or, if applicable, a certificate of ownership and merger (the "Certificate of Merger") shall be duly executed by Acquisition and the Company in accordance with the DGCL and shall be filed with the Secretary of State of Delaware in accordance with the provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by Buyer and the Company). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

                  (b) On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Acquisition shall be merged with and into the Company, and the separate corporate existence of Acquisition shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation").

                  (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the DGCL.

                  Section 3.2 Conversion of Stock. At the Effective Time:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares that are held (i) (A) by any wholly-owned Subsidiary of the Company or in the treasury of the Company or (B) directly or indirectly by Buyer or any direct or indirect Subsidiary of Buyer (including Acquisition), all of which shall cease to be outstanding and be canceled and none of which shall receive any payment with respect thereto and
(ii) by Dissenting Stockholders) and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holder thereof, forthwith cease to exist and be converted into and represent the right to receive an amount in cash, without interest, equal to the Offer Price (the "Merger Consideration"); and

                  (b) Each share of common stock, par value $0.01 per share, of Acquisition then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation

                  Section 3.3 Dissenting Stock. Notwithstanding anything contained in this Agreement to the contrary but only to the extent required by the DGCL, Shares that are issued and outstanding immediately prior to the Effective Time and are held by holders of Shares who comply with all the provisions of the DGCL concerning the right of such holders to demand appraisal of their Shares in connection with the Merger (such holders, "Dissenting Stockholders"), shall not be converted into the right to receive the Merger Consideration, but shall only become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to the law of the State of Delaware; provided, however, that if any Dissenting Stockholder who demands appraisal of such holder's Shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to appraisal, then as of the Effective Time, or the occurrence of such event, whichever occurs later, such holder's Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, and such holder shall no longer be a Dissenting Stockholder. The Company shall give Buyer (a) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company after the date hereof and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Buyer, settle or offer to settle any demand.

                  Section 3.4 Surrender of Certificates. (a) Prior to the Effective Time, Buyer shall designate a bank or trust company located in the United States and reasonably acceptable to the Company to act as paying agent (the "Paying Agent") to receive funds in trust in order to make the payments contemplated by Section 3.2(a). As soon as practicable after the Effective Time, Buyer shall cause the Paying Agent to mail and/or make available to each record holder of a certificate theretofore evidencing shares of Common Stock (other than those that are held (i) by any wholly-owned Subsidiary of the Company or in the treasury of the Company or (ii) directly or indirectly by Buyer or any direct or indirect Subsidiary of Buyer (including Acquisition)) (the "Certificates") a notice and letter of transmittal in customary form advising such record holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such Certificate or Certificates which immediately prior to the Effective Time represented outstanding Common Stock in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article III. Upon the surrender for cancellation to the Paying Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent shall promptly pay to the Person entitled thereto the product of the Merger Consideration and the number of shares of Common Stock represented by such Certificates. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this
Article III. No interest shall be paid or accrued in respect of such cash payments.

                  (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III; provided, that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any Claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

                  Section 3.5 Payment. Concurrently with or immediately prior to the Effective Time, Buyer shall deposit or cause to be deposited in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (a) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock which are held
(i) by any wholly-owned Subsidiary of the Company or in the treasury of the Company, (ii) directly or indirectly by Buyer or any direct or indirect Subsidiary of Buyer (including Acquisition) or (iii) by any Person known at the time of such deposit to be a Dissenting Stockholder) and (b) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Paying Agent as directed by Acquisition (x) in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper of an issuer organized under the laws of a state of the United States rated of the highest quality by Moody's Investors Service, Inc., or Standard & Poor's Ratings Group, or certificates of deposit, bank repurchase agreements or bankers' acceptances of a United States commercial bank having at least $1,000,000,000 in assets (collectively, "Permitted Investments"), or (y) in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 3.2(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose. Promptly following the date which is one hundred and eighty (180) days after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                  Section 3.6 No Further Rights of Transfers. At and after the Effective Time, each holder of Common Stock shall cease to have any rights as a stockholder of the Company, except as otherwise required by applicable law and except for, in the case of a holder of a Certificate (other than Shares to be canceled pursuant to Section 3.2(a) hereof or held by Dissenting Stockholders), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Stockholder, to perfect his or her right to receive payment for his or her Shares pursuant to the laws of the State of Delaware if such holder has validly perfected and not withdrawn or otherwise lost his or her right to receive payment for his or her Shares, and no transfer of shares of Common Stock shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged for cash as provided in this Article III. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to Common Stock shall be closed.

                  Section 3.7 Stock Option and Other Plans. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall use commercially reasonable efforts to obtain all necessary consents and releases from all of the holders of all the outstanding stock options and other rights to purchase Common Stock (the "Options") heretofore granted under any stock option plan of the Company or otherwise (the "Stock Plans"), to (i) provide for the cancellation, effective at the Effective Time, subject to the payment provided for in the next sentence being made, of all Options, (ii) terminate, as of the Effective Time, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") and (iii) amend, as of the Effective Time, the provisions of any other Employee Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any such Subsidiary, or any interest in respect of any capital stock of the Company or any such Subsidiary, to provide no continuing rights to acquire, hold, transfer or grant any capital stock of the Company or any such Affiliate or any interest in the capital stock of the Company or any such Affiliate. Immediately prior to the Effective Time, each Option shall no longer be exercisable for the purchase of shares of Common Stock but shall entitle each holder thereof, in cancellation and settlement therefor, to payments by the Company in cash (the "Option Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject to such Option, whether or not then vested or exercisable and (y) the amount by which the Merger Consideration exceeds the exercise price per share of Common Stock subject to such Option, each such Option Cash Payment to be paid to each holder of an outstanding Option at the Effective Time. Except as otherwise contemplated herein, any then outstanding stock appreciation rights or limited stock appreciation rights, and any other rights or interest in respect of the capital stock of the Company or any Subsidiary issued by the Company or any Subsidiary of the Company shall be canceled immediately prior to the Effective Time without any payment therefor. The Company shall take all steps to ensure that, immediately prior to the Effective Time, neither it nor any of its Subsidiaries is or shall be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Buyer or its Affiliates, to own any capital stock of the Company or any of its Subsidiaries or to receive any payment in respect thereof other than pursuant to this Agreement. Notwithstanding any other provision of this Section 3.7 to the contrary, payment of the Option Cash Payment may be withheld with respect to any Option until necessary consents and releases are obtained

                  Section 3.8 Warrants. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall use commercially reasonable efforts to obtain all necessary consents and releases from all of the holders of warrants to purchase shares of Common Stock (the "Warrants") to provide for the cancellation, effective at the Effective Time, subject to the payment provided for in the next sentence being made, of all such Warrants. Immediately prior to the Effective Time, each outstanding Warrant, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Common Stock but shall entitle each holder thereof, in cancellation and settlement therefor, to payments by the Company in cash (the "Warrant Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject to such Warrant and (y) the amount by which the Merger Consideration exceeds the exercise price per share of Common Stock subject to such Warrant, each such Warrant Cash Payment to be paid to each holder of an outstanding Warrant at the Effective Time. Notwithstanding any other provision of this Section 3.8 to the contrary, payment of the Warrant Cash Payment may be withheld with respect to any Warrant until necessary consents and releases are obtained.

                  Section 3.9 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time and as set forth on Schedule 3.9 hereto, shall be the Certificate of Incorporation of the Surviving Corporation and shall be amended as of the Effective Time so that Article I of the Certificate of Incorporation of the Surviving Corporation shall read in its entirety as follows: "The name of the Corporation is T-NETIX, Inc."

                  Section 3.10 By-laws of the Surviving Corporation. The By-laws of Acquisition, as in effect immediately prior to the Effective Time and as set forth on Schedule 3.10 hereto, shall be the By-laws of the Surviving Corporation.

                  Section 3.11 Directors and Officers of the Surviving Corporation. At the Effective Time, the persons set forth on Schedule 3.11(a) hereto shall be appointed as the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the persons set forth on Schedule 3.11(b) shall be appointed as the officers of the Surviving Corporation, each such person holding the office or offices set opposite their name on Schedule 3.11(b) hereto, until their respective successors shall be duly elected or appointed and qualified. Buyer and Acquisition shall take all actions necessary to appoint such persons as the directors and officers (as applicable) of the Surviving Corporation as of the Effective Time.

                  Section 3.12 Closing. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 A.M. at the offices of White & Case LLP, Wachovia Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131 or at such other place as the parties hereto shall agree in writing, as soon as practicable, but in any event within three (3) Business Days after the last of the conditions set forth in Article VII hereof is satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, or at such other date, time or place as the parties hereto shall agree in writing. Such date is herein referred to as the "Closing Date".

                  Section 3.13 Withholding Rights. Buyer shall be entitled to deduct and withhold, or cause to be deducted or withheld, from (i) the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Common Stock or (ii) any Option Cash Payment or Warrant Cash Payment otherwise payable pursuant to Section 3.6 or Section 3.8, respectively, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                  Section 3.14 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the constituent corporations in the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such constituent corporations, all such other acts and things necessary, desirable or proper, consistent with the terms of this Agreement, to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such constituent corporations and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Buyer and Acquisition as follows:

                  Section 4.1 Due Organization, Good Standing and Corporate Power. (a) Each of the Company and its Subsidiaries is a corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing under the laws of the jurisdiction of its incorporation (or, if not a corporation, organization) and each such Person has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing has not had, does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has, prior to the date of this Agreement, made available to Buyer and Acquisition complete and correct copies of the Company's Certificate of Incorporation, as amended, and the Company's By-laws and the comparable governing documents of each of its Subsidiaries, in each case as amended and in full force and effect as of the date of this Agreement. Other than as set forth in Schedule 4.1(a) of the disclosure letter delivered by the Company to Buyer and Acquisition upon or prior to entering into this Agreement (the "Company Disclosure Letter"), the respective Certificates of Incorporation and By-laws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control its Subsidiaries.

                  (b) Schedule 4.1(b) of the Company Disclosure Letter sets forth a complete and accurate list of the Subsidiaries and a description of the Company's direct or indirect equity interest(s) therein. Except for the Company's interest in the Subsidiaries and other than loans, extensions of credit or advances constituting trade receivables arising in the ordinary course of business consistent with past practice, or as set forth in Schedule 4.1(b) of the Company Disclosure Letter, neither the Company nor any of the Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of the Subsidiaries subject to any obligation or requirement to provide for or to make any investment (whether equity or debt) to or in, any Person.

                  Section 4.2 Authorization and Validity of this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and (subject to the approval of the stockholders of the Company) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than the adoption of this Agreement by the stockholders of the Company and the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Buyer and Acquisition, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  Section 4.3 Capitalization. (a) The authorized capital stock of the Company consists of (1) 70,000,000 shares of Common Stock, par value $0.01 per share, and (2) 10,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on the date hereof: (i) with respect to Common Stock, (A) 15,052,210 shares are issued and outstanding, (B) no shares are issued and held in the treasury of the Company, (C) 595,924 shares of Common Stock were reserved for issuance pursuant to the Warrants and (D) 1,656,483 shares of Common Stock were subject to issuance upon exercise of outstanding Options; and (ii) with respect to preferred stock, (A) no shares are issued and outstanding and (B) no shares are issued and held in the treasury of the Company. Schedule 4.3(a) of the Company Disclosure Letter sets forth the exercise price, grant date, expiration date for and number of shares subject to all outstanding Options and Warrants. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and are not subject to, nor were issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and were issued in compliance with applicable securities Laws. All shares of capital stock of the Company subject to issuance on the terms and conditions set forth in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable, and will not be subject to, nor issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and will be issued in compliance with applicable securities Laws. Except as set forth above or set forth on Schedule 4.3(a) of the Company Disclosure Letter and except for the transactions contemplated by this Agreement, (i) there are no shares of capital stock or other securities (voting or nonvoting) of the Company or any of the Subsidiaries authorized, issued or outstanding, (ii) there are no outstanding or authorized options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, agreements, arrangements, commitments or claims of any character, contingent or otherwise, relating to the issued or unissued capital stock of the Company or any of the Subsidiaries or obligating the Company or any of the Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests in the Company or any of the Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of the Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim, (iii) there are no outstanding contractual obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any Shares or any capital stock of the Company or any Subsidiary and (iv) neither the Company nor any of the Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness or obligations which entitle the holders thereof to vote (or which are convertible into or exercisable or exchangeable for securities which entitle the holders thereof to vote) with the stockholders of the Company or such Subsidiary, as the case may be, on any matter (collectively, "Voting Debt").

                  (b) Except as set forth on Schedule 4.3(b) of the Company Disclosure Letter, all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, of record and beneficially, by the Company, directly or indirectly, and all such shares or ownership interests have been duly authorized, validly issued, fully paid and non-assessable, and are not subject to, nor were issued in violation of, any preemptive rights and all such shares or ownership interests are owned, of record and beneficially, by either the Company or one or more of the Subsidiaries, in each case free and clear of all liens, security interests, charges, Claims or encumbrances of any kind or nature (each, a "Lien"). No shares of capital stock of, or ownership interests in, any of the Subsidiaries are reserved for issuance.

                  (c) Except as set forth on Schedule 4.3(c) of the Company Disclosure Letter, there are no voting trusts, proxies, registration rights agreements, or other agreements, commitments, arrangements or understandings of any character by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of the Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock or other equity interests of the Company or any of the Subsidiaries under the Securities Act.

                  (d) Except as set forth on Schedule 4.3(d) of the Company Disclosure Letter, none of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock or other equity interests of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement.

                  (e) Except as set forth on Schedule 4.3(e) of the Company Disclosure Letter and except as contemplated by the Company Senior Credit Agreement, there are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of the Subsidiaries other than those imposed by laws of general applicability of their respective jurisdictions of organization.

                  (f) At the close of business on December 31, 2003, the consolidated long-term debt (including current maturities) of the Company and the Subsidiaries was $19,598,000.

                  Section 4.4 Consents and Approvals; No Violations. Assuming
(a) the filings required under the Antitrust Laws are made and the applicable waiting periods thereunder have been terminated or have expired, (b) the requirements of the Exchange Act relating to the Offer and the Proxy Statement, if any, are met, (c) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL, are made and (d) approval of this Agreement and the Merger by the stockholders of the Company, if required by the DGCL, is received, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby shall not: (i) violate or conflict with any provision of the Company's Certificate of Incorporation or the Company's By-Laws or the comparable governing documents of any of its Subsidiaries; (ii) violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (iii) except as set forth on Schedule 4.4 of the Company Disclosure Letter, require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity; or (iv) except as set forth on Schedule 4.4 of the Company Disclosure Letter, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation, payment or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation, or change of control under), result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit or any right which becomes effective upon the occurrence of a merger, consolidation or change of control under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, agreement, contract, arrangement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, other than any such breaches, conflicts, defaults, obligations, rights of termination, cancellations, accelerations or losses that are immaterial in nature.

                  Section 4.5 Company Reports and Financial Statements. (a) Since December 31, 2001, the Company (including any predecessor entity) has filed all forms, reports, schedules, statements, registration statements and other documents with the Commission relating to periods commencing on or after such date required to be filed by it pursuant to the federal securities Laws and the Commission rules and regulations thereunder (such forms, reports, schedules, statements, registration statements and other documents being hereinafter referred to as the "Commission Filings"), and, as of their respective dates, the Commission Filings complied in all material respects with all applicable requirements of the federal securities Laws and the Commission rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Buyer true and complete copies of all portions of any Commission Filings not publicly available. Except to the extent amended or superseded by a subsequent filing with the Commission made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such filing prior to the date hereof), the Commission Filings (including, without limitation, any financial statements or schedules included therein) and any forms, reports, schedules, statements, registration statements, proxy statements and other documents (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) filed by the Company with the Commission subsequent to the date hereof (collectively, the "Subsequent Filings") (i) did not, and in the case of Subsequent Filings will not, contain any untrue statement of a material fact or omit, or in the case of Subsequent Filings will not omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied, and in the case of Subsequent Filings will comply, in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the Commission thereunder. None of the Subsidiaries is required to file any forms, reports or other documents with the Commission.

                  (b) Each of the consolidated financial statements of the Company and its consolidated Subsidiaries contained in the Commission Filings have been prepared in accordance with GAAP (except (i) as may be indicated therein or in the notes or schedules thereto and (ii) in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the Commission) and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year end audit adjustments, none of which would be material or recurring). Except as set forth on Schedule 4.5 of the Company Disclosure Letter, the Company has not prepared, or caused to be prepared, any amendments and/or modifications to any Commission Filings which have not yet been filed with the Commission but that are required to be filed with the Commission in accordance with applicable federal securities Laws and the Commission rules and regulations promulgated thereunder.

                  Section 4.6 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has outstanding any material claims, liabilities or indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise, and whether or not required to be reflected in the Company's financial statements in accordance with GAAP), except (a) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby, (b) as set forth on Schedule 4.6 of the Company Disclosure Letter, (c) as set forth in the Completed Commission Filings and (d) for liabilities, immaterial in amount, incurred since the date of the most recent financial statements included in the Completed Commission Filings in the ordinary course of business consistent with past practice (none of which was a breach of Contract, tort or warranty claim).

                  Section 4.7 Absence of Certain Changes. Except as set forth on
Schedule 4.7 of the Company Disclosure Letter or the Commission Filings, since December 31, 2002, (a) there has been no Material Adverse Effect on the Company,
(b) the businesses of the Company and each of its Subsidiaries have been conducted only in the ordinary course, (c) neither the Company nor any of its Subsidiaries have increased the compensation of any officer or granted any general salary or benefits increase to their respective employees, other than in the ordinary course of business, (d) neither the Company nor any of its Subsidiaries has taken any action referred to in Section 6.3 hereof except as permitted thereby, (e) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to any class of stock or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any stock or other securities of the Company or any of its Subsidiaries and (f) there has been no material change by the Company in accounting principles, practices or methods.

                  Section 4.8 Title to Properties; Encumbrances. Except as set forth on Schedule 4.8 of the Company Disclosure Letter, the Company and each of its Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (a) all of its material tangible properties and assets (real and personal), including all the properties and assets reflected in the consolidated balance sheets as of December 31, 2002 and September 30, 2003 contained in the Commission Filings, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheets as of December 31, 2002 and September 30, 2003 contained in the Commission Filings, which have been sold or otherwise disposed of in the ordinary course of business after such dates, and
(b) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since December 31, 2002, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no Liens other than Permitted Liens.

                  Section 4.9 Compliance with Laws. Except as set forth (i) on
Schedule 4.9 of the Company Disclosure Letter or (ii) in the Commission Filings, since January 1, 2000:

                  (a) The Company and its Subsidiaries have operated in material compliance with all applicable Laws and have not received written notification of any asserted present or past failure to so comply; provided, however, that no representation or warranty is made in this Section 4.9(a) with respect to Environmental Laws, Tax Laws, labor Laws or Laws relating to Employee Benefit Plans (including ERISA).

                  (b) The Company and its Subsidiaries have held all material federal, state and local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Entities (the "Permits") that are necessary for the operation of the business of the Company and its Subsidiaries as now conducted, and there has not occurred any material default under any such Permit; provided, however, that no representation or warranty is made in this Section 4.9(b) with respect to Permits required under Environmental Laws, Tax Laws, labor Laws or Laws relating to Employee Benefit Plans (including ERISA).

                  Section 4.10 Litigation. Except as set forth on Schedule 4.10(a) of the Company Disclosure Letter, since January 1, 2000 there has not been any action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the Knowledge of the Company any investigation by) any Governmental Entity, pending, or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries, or any of their respective properties or rights, which has had, has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no Claims pending or, to the Knowledge of the Company, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Except as set forth on Schedule 4.10(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding.

                  Section 4.11 Employee Benefit Plans. (a) Set forth on Schedule 4.11(a) of the Company Disclosure Letter is an accurate and complete list of each domestic and foreign employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not subject to ERISA, and each stock option, stock appreciation right, restricted stock, stock purchase, stock unit, performance share, incentive, bonus, profit-sharing, savings, deferred compensation, health, medical, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation, change in control, "parachute payment," or fringe benefit plan, program, arrangement, agreement or commitment maintained by the Company or any Affiliate thereof (including, for this purpose and for the purpose of all of the representations in this Section 4.11, any predecessors to the Company or its Affiliates and all employers (whether or not incorporated) that would be treated together with the Company, any such Affiliate and/or the stockholder as a single employer within the meaning of Section 414 of the Code ("ERISA Affiliates")) or to which the Company or any Affiliate thereof contributes (or has any obligation to contribute), has any liability or is a party (collectively, the "Employee Benefit Plans"). Neither the Company nor any other ERISA Affiliate has at any time sponsored, contributed to, had an obligation to contribute to or otherwise participated in any "employee benefit plan," within the meaning of Section 3(3) of ERISA, that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, including any "multiemployer plan," within the meaning of Section 3(37) of ERISA.

                  (b) Except as set forth in Schedule 4.11(b) of the Company Disclosure Letter:

                  (i) each Employee Benefit Plan is in substantial compliance with all applicable Laws (including, without limitation, ERISA, the Code, and any foreign tax, labor, securities, data privacy, currency exchange control and other Laws) and has been administered and operated in all material respects in accordance with its terms;

                  (ii) except for any formal written qualification requirement with respect to which the remedial amendment period set forth in section 401(b) of the Code, and any regulations, rulings or other IRS releases thereunder, has not expired, each Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received, on or after December 31, 1993, a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, no event has occurred and no condition exists that could reasonably be expected to result in the revocation of any such determination;

                  (iii) no Employee Benefit Plan is a "multiple employer plan" (within the meaning of the Code or ERISA);

                  (iv) full payment has been timely made of all amounts that the Company and/or its Affiliates is required to have paid under applicable law or under any Employee Benefit Plan or related agreement as of the last day of the most recent fiscal year of each Employee Benefit Plan ended prior to the date hereof, and the Company and each such Affiliate have made adequate provisions in accordance with GAAP in their financial statements for all obligations and liabilities that have accrued under any Employee Benefit Plans, but which have not been paid because they are not yet due under the terms of any such Employee Benefit Plan or any related agreement or applicable law, and, to the Knowledge of the Company, no event has occurred or condition exists that would reasonably be expected to result in a material increase in the level of such amounts paid or accrued for the most recently ended fiscal year;

                  (v) neither the Company nor any of its Affiliates has incurred or expects to incur any material liability (including, without limitation, additional contributions, fines, taxes or penalties) as a result of a failure to administer or operate any Employee Benefit Plan that is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code and in Section
         160.103 of the U.S. Code of Federal Regulations) in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA or
         Section 4980B of the Code ("COBRA"), and the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder;

                  (vi) no Employee Benefit Plan provides for post-employment or retiree health, life insurance or other welfare benefits (except to the extent required by COBRA);

                  (vii) neither the Company nor any of its Affiliates has any unfunded liabilities pursuant to any Employee Benefit Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is not intended to be qualified under Section 401(a) of the Code;

                  (viii) neither the Company nor any of its Affiliates, nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction, act or omission to act in connection with any Employee Benefit Plan that could reasonably be expected to result in the imposition of a material penalty or fine pursuant to Section 502 of ERISA, damages pursuant to
         Section 409 of ERISA or a tax pursuant to Section 4975 of the Code;

                  (ix) except as set forth and qualified on Schedule 4.11(b)(ix) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) shall or may result in any payment, "parachute payment" (as such term is defined in Section 280G of the Code), severance, bonus, retirement or job security or similar-type benefit, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director of the Company or any of its Affiliates;

                  (x) except as set forth on Schedule 4.11(b)(x) of the Company Disclosure Letter, no Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits;

                  (xi) no liability, Claim, audit, examination or administrative proceeding has been made, commenced or, to the Knowledge of the Company, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course) which could result in a material liability of the Company or any Affiliate thereof; and

                  (xii) except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan.

                  (c) The Company has delivered or caused to be delivered to Buyer or its counsel true and complete copies of each Employee Benefit Plan, together with all amendments thereto, and, to the extent applicable, (i) all current summary plan descriptions, (ii) the annual report on Internal Revenue Service Form 5500-series, including any attachments thereto, for each of the last three plan years, (iii) all minutes with respect to the meetings or each Employee Benefit Plans' administrative committee and/or plan administration and
(iv) the most recent determination letter.

                  Section 4.12 Employment Relations and Agreements. Except as set forth on Schedule 4.12(a) of the Company Disclosure Letter, since January 1, 2000: (a) each of the Company and its Subsidiaries has operated in substantial compliance with all federal, foreign, state or other applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice as determined by the National Labor Relations Board ("NLRB"), (b) no material unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending before the NLRB or an equivalent tribunal under applicable foreign Law, (c) there has been no labor strike, slowdown, stoppage or material dispute pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, (d) no representation question exists respecting the employees of the Company or any of its Subsidiaries, (e) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries is or has been a party to a collective bargaining agreement, (f) neither the Company nor any of its Subsidiaries is experiencing or has experienced any material labor difficulty, (g) no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claim thereunder exists or, to the Knowledge of the Company, is threatened with respect to the Company's or its Subsidiaries' operations, (h) neither the Company nor any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the Knowledge of the Company, currently threatened against the Company or any such Subsidiary, (i) no wage and hour department investigation has been made of the Company or any of its Subsidiaries, (j) neither the Company nor any of its Subsidiaries had any occupational health and safety claims against the Company or any such Subsidiary, (k) the Company and each of its Subsidiaries has operated in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the "Immigration Laws") and (l) there has been no "mass layoff" or "plant closing" by the Company as defined in the Federal Workers Adjustment Retraining and Notification Act ("WARN") or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety (90) days prior to the Closing Date. At no time since January 1, 2000 has the Company and its Subsidiaries been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor have they been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor is any such proceeding pending or to the Knowledge of the Company, threatened. Except as set forth on Schedule 4.12(b) of the Company Disclosure Letter, there currently exist no employment, consulting, severance, indemnification agreements or deferred compensation agreements between the Company and any director, officer or employee of the Company or any agreement that would give any Person the right to receive any payment from the Company as a result of the Offer or the Merger.

                  Section 4.13 Taxes. Except as set forth on Schedule 4.13 of the Company Disclosure Letter:

                  (a) Tax Returns. The Company and each of its Subsidiaries has timely filed or caused to be timely filed or shall timely file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Returns) for Taxes (as hereinafter defined) (the "Returns") that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date. The Returns have accurately reflected and shall reflect accurately all liability for Taxes of the Company and each of its Subsidiaries for the periods covered thereby, except for any liabilities for Taxes that are (i) de minimis in amount or (ii) being contested by the Company or its Subsidiaries in good faith. "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including all United States federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group, or of a contractual obligation to indemnify any Person or other entity.

                  (b) Payment of Taxes. All Taxes and Tax liabilities due by or with respect to the income, assets or operations of the Company and its Subsidiaries for all taxable years or periods that end on or prior to the Closing Date and, with respect to any taxable year or period beginning on or prior to and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date, have been timely paid or shall be timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

                  (c) Other Tax Matters. (i) In the past six years, neither the Company nor any of its Subsidiaries has been the subject of any audit or other examination of Taxes by the tax authorities of any nation, state or locality and no such audit or other examination is pending, nor has the Company or any of its Subsidiaries received any written notices from any taxing authority relating to any issue that could materially affect the Tax liability of the Company or any of its Subsidiaries.

                  (ii) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company and any Subsidiaries of the Company) provided for under the Laws of any jurisdiction or any state or locality with respect to Taxes, for any taxable period for which the statute of limitations has not expired.

                  (iii) All Taxes that the Company or any of its Subsidiaries is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                  (iv) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any Subsidiary, or any predecessor or Affiliate of any of them and any other party under which Buyer, the Surviving Corporation, the Company or any of their respective Subsidiaries could be liable for any Taxes or other claims of any party.

                  (v) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code or bears interest that is otherwise nondeductible pursuant to
Section 163 of the Code.

                  (vi) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it shall be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality and, to the Knowledge of the Company, neither the IRS nor any other taxing authority has proposed to require any such adjustment or change in accounting method, and, to the Knowledge of the Company, no such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of the Company or its subsidiaries upon the completion of, or by reason of, the transaction contemplated by this Agreement.

                  (vii) Neither the Company nor any of its Subsidiaries, as of the Closing Date, (w) has entered into an agreement or waiver to extend, has received a written request to extend or, to the Knowledge of the Company, has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries that has not expired, (x) is presently contesting the Tax liability of the Company or any of its Subsidiaries before any Governmental Entity, (y) has granted any power-of-attorney related to Tax matters to any Person, or (z) in the past six years, has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company or any of its Subsidiaries.

                  (viii) Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the date hereof.

                  (ix) There are no material security interest on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes.

                  (x) Neither the Company nor any of its Subsidiaries is a party to any agreement that would require the Company or any of its Subsidiaries to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code or that would not be deductible pursuant to Section 162(m) of the Code.

                  (xi) No written Claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is, or may be, subject to taxation by that jurisdiction.

                  (xii) (A) There are no deferred intercompany transactions between the Company and any of its Subsidiaries or between its Subsidiaries and there is no excess loss account (within the meaning of Treasury Regulations
Section 1.1502-19 with respect to the stock of the Company or any of its Subsidiaries) that will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement, and (B) there are no other transactions or facts existing with respect to the Company and/or its Subsidiaries that by reason of the consummation of the transaction contemplated by this Agreement will result in the Company and/or its Subsidiaries recognizing income.

                  Section 4.14 Intellectual Property. (a) Schedule 4.14(a) of the Company Disclosure Letter contains a complete list of all patents, patent applications, trademark and service mark registrations, applications for trademark and service mark registration, copyright registrations and applications for registration thereof, owned by the Company or any of its Subsidiaries. To the extent indicated on such Schedule, the Intellectual Property listed on Schedule 4.14(a) of the Company Disclosure Letter has been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Copyright Office, a duly accredited and appropriate domain name registrar, in the appropriate offices in the various states of the United States or the appropriate offices of other jurisdictions, and each such registration, filing and issuance remains in full force and effect.

                  (b) Except as set forth on Schedule 4.14(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any license or agreement, whether as licensor, licensee or otherwise, with respect to any material Intellectual Property. To the extent any Intellectual Property is used under license in the business of the Company and/or any of its Subsidiaries, no notice of a default has been sent or received by the Company or any of its Subsidiaries under any such license which remains uncured, and, except as set forth on Schedule 4.14(b) of the Company Disclosure Letter, the execution, delivery or performance of the Company's obligations hereunder shall not result in such a default under any Intellectual Property license. Each such license agreement is a legal, valid and binding obligation of the Company and/or its Subsidiaries and, to the Knowledge of the Company, each of the other parties thereto and is enforceable in accordance with the terms thereof.

                  (c) Except for Liens granted in connection with the Company Senior Credit Agreement and the Company's other lending arrangements disclosed in the Completed Commission Filings, the Company and/or its Subsidiaries owns the entire right, title and interest in and to, or is licensed to use, all of the Intellectual Property used in its business, free and clear of any Liens or other adverse Claims, without obligation to pay any royalty or any other fees with respect thereto, except as set forth on Schedule 4.14(c) of the Company Disclosure Letter. To the Knowledge of the Company, neither the Company's nor any of its Subsidiaries' use of Intellectual Property infringes or misappropriates any third party rights. No material Intellectual Property set forth on Schedule 4.14(a) of the Company Disclosure Letter has been canceled, abandoned or otherwise terminated, and all renewal and maintenance fees in respect thereof that have come due have been duly paid. Except as set forth on
Schedule 4.14(c) of the Company Disclosure Letter, there are no actions that must be taken or payments that must be made with respect to the Intellectual Property set forth on Schedule 4.14(a) of the Company Disclosure Letter within six (6) months of the Closing Date that, if not taken, will adversely affect any Intellectual Property owned by the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14(c) of the Company Disclosure Letter, the Company and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by the Company or any of its Subsidiaries.

                  (d) Except as set forth on Schedule 4.14(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice or Claim from any Person challenging the right of the Company or any of its Subsidiaries to use any Intellectual Property.

                  (e) Except as set forth on Schedule 4.14(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has made any Claim in writing of a violation, infringement, misuse or misappropriation by any Person of its rights to, or in connection with, any Intellectual Property which Claim is still pending.

                  (f) Except as set forth on Schedule 4.14(f) of the Company Disclosure Letter, to the Knowledge of the Company, there is no pending or threatened proceedings, litigation or other adverse Claims by any Person of a violation, infringement, misuse or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property owned by any Person, or challenging the validity, enforceability, ownership or patentability of any Intellectual Property owned or claimed to be owned by the Company or any of its Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries knows of any valid basis for Claims challenging the validity, enforceability, ownership or, with respect to patents and patent applications that have been filed, patentability of any Intellectual Property owned or claimed to be owned by the Company or any of its Subsidiaries.

                  (g) Except as set forth on Schedule 4.14(g) of the Company Disclosure Letter, there are no interferences, oppositions, or other contested proceedings, either pending or, to the Knowledge of the Company, threatened, in the United States Copyright Office, the United States Patent And Trademark Office, or any Governmental Entity relating to any pending application with respect to any Intellectual Property owned by the Company.

                  (h) The Company and each of its Subsidiaries have taken all reasonable steps to protect and preserve the confidentiality of all trade secrets and confidential proprietary information used or held for use in their respective businesses and that the Company desires to maintain as a trade secret.

                  (i) With respect to the action entitled T-NETIX, Inc. v. Global Tel*Link Corporation No. 2-01 CV 189 DF: (A) the settlement of such action was and is in full compliance with all Antitrust Laws; (B) except as set forth on Schedule 4.14(i) of the Company Disclosure Letter, all prior art of which the Company or any Subsidiary is aware which pertains to the validity of the patents asserted in such action, including without limitation, any prior art identified in any non-infringement or invalidity opinions directly or indirectly obtained by the Company or any Subsidiary were either cited in the course of prosecution of the patents or in the submissions made by Global Tel*Link Corporation in such action; and (C) no amounts are owed to any third party with respect to the proceeds of the settlement of such action under any agreement relating to Intellectual Property.

                  Section 4.15 Proxy Statement; Offer Documents and Schedule 14D-9. Neither the Schedule 14D-9 nor any of the information supplied or to be supplied by the Company in writing for inclusion in the Offer Documents shall, at the times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the Commission or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event a Stockholders' Meeting is held, the Proxy Statement to be sent to the stockholders of the Company in connection with such Stockholders' Meeting will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied or to be supplied by Buyer, Acquisition or any of their respective representatives in writing for inclusion in the foregoing documents. The Schedule 14D-9 and the Proxy Statement, if applicable, shall comply in all material respects with the requirements of the Exchange Act.

                  Section 4.16 Broker's or Finder's Fee. Except for the fees of Mooreland and the Financial Advisor (whose fees and expenses shall be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Buyer by the Company), no agent, broker, Person or firm (other than legal counsel to the Company, legal counsel to the Special Committee and legal counsel to the Management Stockholders) acting on behalf of the Company is, or shall be, entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto or from any Affiliate of any of the parties hereto. The fees and expenses of Mooreland and the Financial Advisor referred to above shall not be in excess of $1,145,000.

                  Section 4.17 Certain Contracts and Arrangements. As of the date hereof, except as set forth on Schedule 4.17(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any contracts, agreements, instruments or understandings ("Contracts") of the following nature (collectively, the "Material Contracts"):

                  (a) Contracts (other than those filed as exhibits to the Completed Commission Filings) with any current or former employee, director or officer of the Company or any of its Subsidiaries (other than any such officer who receives or received (during his or her last year of employment with the Company or any of its Subsidiaries) less than $75,000 in total annual cash compensation from the Company or any of its Subsidiaries);

                  (b) Contracts other than contracts entered into in the ordinary course of business (i) for the sale of any assets of the Company or any of its Subsidiaries involving aggregate consideration of $50,000 or more, or
(ii) for the grant to any Person of any preferential rights to purchase any such amount of its assets;

                  (c) Contracts which materially restrict the Company or any of its Affiliates from competing in any material line of business or with any Person in any geographical area, or which materially restrict any other Person from competing with the Company or any of its Affiliates in any material line of business or in any geographical area;

                  (d) Contracts which are material to the Company and which restrict the Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person, or which restrict any other Person from disclosing any information concerning or obtained from the Company or any of its Subsidiaries (other than contracts entered into in the ordinary course of business consistent with past practice);

                  (e) any confidentiality, nondisclosure or similar Contracts which contain any "standstill" provisions or similar restrictions on Acquisition Proposals by any third party (other than Buyer or its Affiliates);

                  (f) Contracts involving (i) the acquisition, merger or purchase of all or substantially all of the assets or business of a third party, involving aggregate consideration of $50,000 or more, or (ii) the purchase, lease or sale of assets, or a series of purchases, leases or sales of assets, involving aggregate consideration of $50,000 or more;

                  (g) Contracts with any Affiliate that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

                  (h) Contracts which are material to the Company and contain a "change in control" or similar provision;

                  (i) Contracts, including mortgages or other grants of security interests, guarantees and notes, relating to the borrowing of money in an aggregate amount in excess of $50,000 in the aggregate;

                  (j) Contracts to be performed relating to capital expenditures with a value in excess of $600,000 in any calendar year, or in the aggregate capital expenditures with a value in excess of $1,800,000;

                  (k) Contracts which contain restrictions with respect to the payment of dividends or any other distribution in respect of its capital stock (other than the Company Senior Credit Agreement);

                  (l) Contracts containing covenants purporting to restrict the Company or any of its Affiliates from hiring or terminating any individual or group of individuals;

                  (m) Contracts relating to any material joint venture, partnership, strategic alliance or similar arrangement; and

                  (n) Contracts existing on the date hereof involving revenues or payments in excess of $500,000 per year.

                  Except as set forth on Schedule 4.17(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in material breach or default under any Material Contract nor, to the Knowledge of the Company, is any other party to any Material Contract in breach or default thereunder.

                  Section 4.18 Government Contracts. Except as set forth on
Schedule 4.18 of the Company Disclosure Letter hereto:

                  (a) Except for Contracts containing customary "termination for convenience" provisions, the Company is not a party to any Contract or subject to any Law that would result in the termination of any Government Contract or that would impose any limitation on the Company's ability to perform a Government Contract or to continue its business as presently conducted and proposed to be conducted.

                  (b) No payment has been made by the Company or by any Person authorized to act on its behalf, to any Person in connection with any Government Contract of the Company, in violation of applicable United States or foreign procurement Laws, including without limitation any criminal or civil Laws relating to bribes or gratuities, or in violation of the Foreign Corrupt Practices Act.

                  (c) With respect to each Government Contract to which the Company is a party: (i) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective date, and the Company has complied with all such representations and certifications; (ii) neither the United States government nor any prime contractor, subcontractor or other Person has notified the Company, either orally or in writing, that the Company has breached or violated any Law, or any certificate, representation, clause, provision or requirement pertaining to such Government Contract; and (iii) no termination for convenience or termination for default has occurred within the last five (5) years and no cure notice or show cause notice is currently in effect pertaining to such Government Contract.

                  (d) (i) Neither the Company nor any of its directors, officers, employees or stockholders is (or during the last five (5) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; and (ii) during the last five (5) years, the Company has not conducted or initiated any internal investigation or made a voluntary disclosure to the United States government related to the same.

                  (e) There exist (i) no outstanding Claims against the Company, either by the United States government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no disputes between the Company and the United States government under the Contract Disputes Act or any other federal Law or between the Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract.

                  (f) Neither the Company nor any of its directors, officers, employees or stockholders is (or during the last five (5) years has been) suspended or debarred from doing business with the United States government or other Authority or is (or during such period was) the subject to a finding of nonresponsibility or ineligibility for United States government contracting.

                  Section 4.19 Environmental Laws and Regulations. (a) Except as set forth on Schedule 4.19 of the Company Disclosure Letter, (i) the Company and each of its Subsidiaries have operated in material compliance with all applicable Environmental Laws, and have obtained, and have been in material compliance with, all Permits required of them under applicable Environmental Laws, (ii) there are no Claims by any Governmental Entity or other Person or entity pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law, (iii) no present Company Property is subject to any Lien, or to any restriction on its ownership, use, occupancy or transferability, under any Environmental Law and (iv) there are no facts, circumstances or conditions (including the disposal of any wastes, hazardous substances or other materials, the existence of any contractual obligations, or any other matters in respect of the past or present business or operations of the Company or any of its Subsidiaries, or any predecessor of the Company or any of its Subsidiaries) that could reasonably be expected to give rise to any Claim against the Company or any of its Subsidiaries, or to any material liability on the part of the Company or any of its Subsidiaries, under any Environmental Law.

                  (b) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Environmental Law" shall mean any Law, Order or other requirement of law, including any principle of common law, relating to the protection of human health or the environment, or to the manufacture, use, transport, treatment, storage, disposal, release or threatened release of petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic, or any similar term, under such Environmental Law; and (ii) "Company Property" shall mean any real property and improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by the Company or its Subsidiaries.

                  Section 4.20 State Takeover Statutes. The Board of Directors of the Company has approved the Offer, the Merger, the Shareholders Agreement and this Agreement, and such approval is sufficient to render the restrictions contained in Section 203(a) of the DGCL inapplicable to the Offer, the Merger, the Shareholders Agreement, this Agreement and the other transactions contemplated therein and herein. Except for Section 203 of the DGCL (which has been rendered inapplicable), no other "fair price", "moratorium", "control share acquisition", "business combination" or other state takeover statute or similar statute or regulation of any state is applicable to the Offer, the Merger, the Shareholders Agreement or this Agreement (including all of the transactions contemplated thereby or hereby).

                  Section 4.21 Voting Requirements. In the event that Section 253 of the DGCL is unavailable to effectuate the Merger, the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock (voting as one class, with each share of Common Stock having one (1) vote), entitled to be cast in adopting this Agreement, is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated by this Agreement.

                  Section 4.22 Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor, a complete and correct signed copy of which has been, or promptly upon receipt thereof shall be, delivered to Buyer to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the holders of Shares, other than Buyer and Acquisition, is fair to such holders from a financial point of view, subject to the qualifications and assumptions contained therein, and such opinion has not been withdrawn or modified. The Company has been authorized by the Financial Advisor to permit the inclusion of such fairness opinion (or a reference thereto) in the Proxy Statement.

                  Section 4.23 Insurance. The Company has made available to Buyer and Acquisition, prior to the date of this Agreement, copies of all insurance policies which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured, additional insured, or loss payee, including those which pertain to the Company's or any of its Subsidiaries' assets, employees or operations. All such insurance policies are in full force and effect, are valid and enforceable, and all premiums due thereunder have been paid and cover against the risks of the nature normally insured against by entities in the same or similar lines of business, in coverage amounts typically and reasonably carried by such entities. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or modification in coverage amounts of any such insurance policies

                  Section 4.24 Affiliate Transactions. Except as set forth on
Schedule 4.24 of the Company Disclosure Letter or the Completed Commission Filings, (a) there are no pending transactions between the Company or any of the Subsidiaries, on the one hand, and any officer, director or holder of in excess of five percent (5%) of capital stock of the Company, or any affiliate of any of them and (b) no officer, director or holder of in excess of five percent (5%) of capital stock of the Company has any material interest in (i) any assets used or held for use in the business of the Company or any of the Subsidiaries or (ii) any creditor, supplier or franchisee of the Company or any or the Subsidiaries.

                  Section 4.25 Cumulative Breach. The breaches, if any, of the representations and warranties made by the Company in this Agreement that would occur if all references in such representations and warranties to phrases concerning materiality, including references to the qualifications "material" or "Material Adverse Effect" were deleted, in the aggregate, have not had, do not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION

                  Each of Buyer and Acquisition hereby represents and warrants to the Company as follows:

                  Section 5.1 Due Organization, Good Standing and Corporate Power. Buyer and Acquisition are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective business as now being conducted.

                  Section 5.2 Authorization and Validity of Agreement. Each of Buyer and Acquisition has the requisite corporate power and authority to execute and deliver this Agreement and the Shareholders Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Shareholders Agreement by Buyer and Acquisition and the consummation by each of them of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of Buyer and Acquisition. No other corporate action on the part of either Buyer or Acquisition is necessary to authorize the execution, delivery and performance of this Agreement or the Shareholders Agreement by each of Buyer and Acquisition and the consummation of the transactions contemplated hereby (other than the filing of the appropriate merger documents as required by the DGCL). This Agreement and the Shareholders Agreement have been duly executed and delivered by each of Buyer and Acquisition and, assuming that this Agreement constitutes a valid and binding obligation of the Company and that the Shareholders Agreement constitutes a valid and binding obligation of the Management Stockholders, constitute valid and binding obligations of each of Buyer and Acquisition, enforceable against each of Buyer and Acquisition in accordance with their terms, except that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

                  Section 5.3 Consents and Approvals; No Violations. Assuming
(i) the filings required under the Antitrust Laws are made and the applicable waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act relating to the Offer and the Proxy Statement, if any, are met, (iii) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL, are made, and
(iv) approval of the Merger and this Agreement by the stockholders of the Company, if required by the DGCL, is received, the execution and delivery of this Agreement and the Shareholders Agreement by Buyer and Acquisition and the consummation by Buyer and Acquisition of the transactions contemplated hereby and thereby shall not (A) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Buyer or Acquisition, (B) violate or conflict with any Law applicable to Buyer or Acquisition or by which either of their respective properties or assets may be bound, (C) require any filing with, consent or approval of, Permit from, or the giving of any notice to, any Governmental Entity or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change of control under), or result in the creation of any Lien upon any of the properties or assets of Buyer or Acquisition under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit or any right which becomes effective upon the occurrence of a merger, consolidation or change of control under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, agreement, contract, arrangement, lease or other instrument or obligation to which Buyer or Acquisition is a party, or by which any such Person or any of its properties or assets may be bound.

                  Section 5.4 Offer Documents, Schedule 14D-9 and Proxy Statement. None of the information supplied or to be supplied by Buyer or Acquisition for inclusion in the Offer Documents shall, at the time the Offer Documents are filed with the Commission or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Buyer and Acquisition in writing for inclusion in the Proxy Statement and the Schedule 14D-9 (or any amendment or supplement thereto) shall, on the date mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Buyer and Acquisition make no representation or warranty with respect to any information supplied or to be supplied by the Company for inclusion in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects with the requirements of the Exchange Act.

                  Section 5.5 Proxy Statement. None of the information supplied or to be supplied by Buyer or Acquisition in writing for inclusion in the Proxy Statement (or any amendment or supplement thereto) shall, on the date mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Buyer and Acquisition make no representation or warranty with respect to any information supplied or to be supplied by the Company for inclusion in the Proxy Statement. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act.

                  Section 5.6 Broker's or Finder's Fee. Except for H.I.G. Capital, LLC and Crest Advisors, LLC (whose fees and expenses shall not be payable by the stockholders of the Company), no agent, broker, Person or firm acting on behalf of Buyer or Acquisition is or shall be entitled to any fee, commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto, or from any Affiliate of the parties hereto.

                  Section 5.7 Acquisition's Operations. Acquisition was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Shareholders Agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

                  Section 5.8 Financing. (a) Buyer has obtained commitment letters, true, complete and executed copies of which have been delivered to Company (collectively, the "Commitment Letter"), from Dymas Funding Company, LLC and Prudential Capital Partners, L.P. (collectively, "Lender") pursuant to which Lender has agreed to provide Buyer and Acquisition, subject to the conditions set forth in the Commitment Letter, funds that, together with the Equity Commitment (as defined in Section 5.8(b)), would enable Buyer and Acquisition to timely perform their obligations to pay in full (i) the aggregate Offer Price,
(ii) the aggregate Merger Consideration, (iii) the aggregate Option Cash Payment, (iv) the aggregate Warrant Cash Payment and (v) all fees and expenses payable by Buyer, Acquisition and the Surviving Corporation in connection with this Agreement and the transactions contemplated by this Agreement (assuming that the representations and warranties of the Company set forth in Section 4.16 are true and correct as of the date hereof and will be true and correct as of the proposed date for the initial purchase of Shares by Acquisition pursuant to the Offer) (the "Transaction Financing"). The Commitment Letter is in full force and effect and has not been amended as of the date of this Agreement. Buyer and Acquisition are not aware of any fact or occurrence that makes any of the assumptions set forth in the Commitment Letter unreasonable or would result in any of the conditions set forth in the Commitment Letter not being satisfied prior to the Termination Date. Lender has not advised either Buyer or Acquisition or any of their respective affiliates of any reason why the financing contemplated by the Commitment Letter will not be consummated in accordance with its terms. All commitment and other fees required to be paid pursuant to the Commitment Letter and the fee letter referred to therein on or prior to the date of this Agreement have been paid.

                  (b) The total equity financing to be provided to Buyer and Acquisition that is contemplated by the Commitment Letter (the "Equity Commitment") will consist of equity contributed to Buyer by private equity funds managed by H.I.G. Capital, LLC and investors in such private equity funds. As of the date of this Agreement, such private equity funds and such investors have, collectively, and at all times prior to the Effective Time, will have, collectively, funds readily available to them, subject to no conditions (other than (i) advance notice requirements, (ii) the conditions in favor of Buyer and Acquisition set forth in this Agreement and Annex B to this Agreement and (iii) other non-material conditions capable of being satisfied prior to the purchase of Shares by Acquisition pursuant to the Offer), to fund the Equity Commitment.

                                   ARTICLE VI

                       TRANSACTIONS PRIOR TO CLOSING DATE

                  Section 6.1 Access to Information Concerning Properties and Records. During the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 8.1 hereof, subject to (x) applicable Antitrust Laws relating to the exchange of information, (y) applicable Laws protecting the privacy of employees and personnel files and (z) the confidentiality of documents or other information subject to the attorney-client privilege, the Company shall, and shall cause each of its Subsidiaries to, upon reasonable notice, afford Buyer and Acquisition and their respective employees, counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, directors, employees, accountants, properties, books and records of the Company and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries; provided, however, that such investigation shall not affect the representations and warranties made by the Company in this Agreement. The Company shall furnish promptly to Buyer and Acquisition a copy of each form, report, schedule, statement, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of United States federal or state securities Laws, subject to (A) applicable Antitrust Laws relating to the exchange of information, (B) applicable laws protecting the privacy of employees and personnel files and (C) the confidentiality of documents or other information subject to the attorney-client privilege. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Acquisition shall from time to time reasonably request.

                  Section 6.2 Confidentiality. Except as may be required by lawful order of an Authority of competent jurisdiction, each of Buyer, Acquisition and the Company hereby agree that, unless and until the transactions contemplated hereby have been consummated, each of Buyer, Acquisition and the Company, and their respective Affiliates, representatives and advisors will hold in strict confidence all data and information obtained from Buyer or Acquisition (in the case of the Company) or the Company (in the case of Buyer or Acquisition) in connection with the transactions contemplated hereby, except any of the same that (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which Buyer, Acquisition, the Company or any of their respective Affiliates, representatives and advisors are bound); (b) was known to the party receiving such information on a non-confidential basis prior to its disclosure to such party as demonstrated by the written records of such party; (c) is disclosed to Buyer, Acquisition or the Company by a third party not subject to any duty of confidentiality to Buyer, Acquisition or the Company, as applicable, prior to its disclosure in connection with the transactions contemplated hereby; or
(d) may be required to be disclosed by applicable Law (provided, that the affected party first uses reasonable efforts to preserve the confidentiality of such information). If this Agreement is properly terminated in accordance with
Article VIII hereunder, each of the Buyer and Acquisition, on the one hand, and the Company, on the other hand, and their representatives and advisors will promptly return to the other party or destroy all such data, information and other written material (including all copies thereof) which has been obtained by such party in connection with the transactions contemplated by this Agreement, and each such party will make no further use whatsoever of any of such or the information and knowledge contained therein or derived therefrom. The provisions of this Section 6.2 shall supersede any confidentiality or similar Contract that may exist between Buyer, Acquisition or any of their respective Affiliates, on the one hand, and the Company, on the other hand, prior to the date hereof (including, but not limited to, the Confidentiality Agreement), and shall survive until August 11, 2008.

                  Section 6.3 Conduct of the Business of the Company Pending the Closing Date. The Company agrees that, except as (1) set forth on Schedule 6.3 of the Company Disclosure Letter, (2) expressly permitted or required by this Agreement or (3) otherwise consented to in writing by Buyer, during the period commencing on the date hereof and ending at the earlier of (x) such time as nominees of Buyer shall comprise a majority of the members of the Board of Directors of the Company and (y) termination of this Agreement pursuant to
Section 8.1:

                  (a) the Company and each of its Subsidiaries shall conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and shall use their commercially reasonable efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, customers and others having significant business relationships with them;

                  (b) neither the Company nor any of its Subsidiaries shall:

                  (i) make any change in or amendment to its Certificate of Incorporation or its By-laws (or comparable governing documents);

                  (ii) issue or sell, or authorize to issue or sell, any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, except for the possible issuance by the Company of shares of Common Stock pursuant to the terms of any vested Options or Warrants;

                  (iii) sell, pledge or dispose of or agree to sell, pledge or dispose of any stock or other equity interest owned by it in any other Person;

                  (iv) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, except pursuant to the exercise of any currently outstanding Options or Warrants;

                  (v) enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $600,000, individually, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $1,200,000, in the aggregate;

                  (vi) acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business of any Person, or otherwise acquire any assets of any Person (other than the purchase of assets in the ordinary course of business and consistent with past practice);

                  (vii) except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, or grant any severance or termination pay not currently required to be paid under existing severance plans, or enter into any employment, consulting, indemnification or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend or terminate, except to the extent that amendments are required by applicable Law, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (viii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, subject to any Lien (other than a Permitted Lien) or otherwise encumber any material assets, or incur or modify any material indebtedness or other material liability, other than in the ordinary course of business consistent with past practice, or issue any debt securities;

                  (ix)     agree to the settlement of or waive any material
         Claim;

                  (x) file or cause to be filed any amended Returns or claims for refund of Taxes;

                  (xi) except to the extent permitted by Section 6.11 or required by Law or by any listing agreement with a national securities exchange or automated quotation system to which the Company is a party, issue any press release or otherwise make any public announcements without prior consultation and review by, and consent (which consent shall not be unreasonably withheld) of, Buyer, other than in the ordinary course of business consistent with past practice;

                  (xii) except as required by applicable Law or GAAP, make any material change in its accounting practices, policies or procedures or any of its methods of reporting income, deductions or other items for income tax purposes;

                  (xiii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or any agreement relating to an Acquisition Proposal, except as expressly permitted in Section 6.6;

                  (xiv) (A) incur, assume or prepay any indebtedness for borrowed money or guarantee any such indebtedness of another Person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company, or (B) make any loans, extensions of credit or advances to any other Person, other than to the Company, or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of clause
         (A), for borrowings under the Company Senior Credit Agreement in the ordinary course of business consistent with past practice for working capital purposes and in the case of clause (B) for loans, extensions of credit or advances constituting trade payables in the ordinary course of business;

                  (xv) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits, except pursuant to Section 3.6;

                  (xvi) pay, discharge or satisfy any material Claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such Claims, liabilities or obligations in the ordinary course of business and consistent with past practice or (B) of Claims, liabilities or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) contained in the Completed Commission Filings;

                  (xvii) enter into any Material Contract other than in the ordinary course of business consistent with past practice, except pursuant to Section 6.6;

                  (xviii) other than as disclosed in the Completed Commission Filings, plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries; provided, however, that routine employee terminations for cause shall not be considered subject to this clause (xviii);

                  (xix) (A) take any action, engage in any transaction or enter into any agreement which would cause (1) any of the representations or warranties set forth in Article IV that are subject to, or qualified by, a "Material Adverse Effect", "material adverse change" or other materiality qualification to be untrue as of the Effective Time, or any such representations and warranties that are not so qualified to be untrue in any material respect or (2) any of the Tender Offer Conditions not being satisfied; or (B) purchase or acquire, or offer to purchase or acquire, any shares of Common Stock of the Company;

                  (xx) take any action, including the adoption of any shareholder-rights plan or amendments to its Certificate of Incorporation or By-laws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Buyer to vote or otherwise to exercise the rights and receive the benefits of a stockholder with respect to securities of the Company that may be acquired or controlled by Buyer or Acquisition (including, without limitation, pursuant to the Shareholders Agreement), or which would permit any stockholder to acquire securities of the Company from the Company on a basis not available to Buyer or Acquisition in the event that Buyer or Acquisition were to acquire any shares of Common Stock;

                  (xxi) materially modify, amend or terminate any Material Contract (except pursuant to Section 8.1) or waive any of its material rights or Claims except in the ordinary course of business consistent with past practice;

                  (xxii) (A) prepare any Return in a manner that is materially inconsistent with the past practices of the Company or a Subsidiary, as the case may be, with respect to the treatment of items on such Returns; (B) incur any material liability for Taxes other than in the ordinary course of business; or (C) enter into any settlement or closing agreement with a taxing authority that materially affects or may materially affect the Tax liability of the Surviving Corporation, the Company or any of their respective Subsidiaries, as the case may be, for any period;

                  (xxiii) fail to maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; or

                  (xxiv) authorize, agree or announce an intention, in writing or otherwise, to take any of the foregoing actions.

                  Section 6.4 Company Stockholders' Meeting; Preparation of Proxy Statement; Short Form Merger. (a) Promptly following the purchase of Shares pursuant to the Offer and, if applicable, the Subsequent Offer Period, if required by law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law, duly call, convene and hold a special meeting of the stockholders of the Company (the "Stockholders' Meeting") as promptly as practicable following the preparation of the Proxy Statement, for the purpose of voting upon this Agreement and the Merger, and the Company agrees that this Agreement and the Merger shall be submitted at such Stockholders' Meeting. The Company shall take all commercially reasonable actions to solicit from its stockholders proxies, and shall take all other action necessary and advisable to secure the vote of stockholders required by applicable Law and by the Certificate of Incorporation of the Company or the By-laws of the Company to obtain their adoption of this Agreement. The Board of Directors of the Company shall recommend that the holders of Common Stock vote in favor of the adoption of this Agreement and the Merger at the Stockholders' Meeting, and the Company agrees that it shall include in the Proxy Statement such recommendation of its Board of Directors that the stockholders of the Company adopt this Agreement. Buyer shall cause all shares of Common Stock of the Company owned by Buyer and its direct and indirect Subsidiaries (including Acquisition) to be voted in favor of the adoption of this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 6.4 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company, any of its Subsidiaries or any of their respective affiliates (or any of their respective officers, directors, investment bankers or attorneys) of any Acquisition Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

                  (b) If stockholder approval of the Merger is required by Law, as promptly as practicable following Buyer's request, the Company shall promptly prepare and, after consultation with and approval of Buyer (not to be unreasonably withheld), file with the Commission a preliminary proxy statement or information statement (together with any amendment or supplement thereto, the "Proxy Statement") and shall promptly use its commercially reasonable efforts to respond to the comments of the Commission, if any, in connection therewith and to furnish all information regarding the Company that is required in the definitive Proxy Statement (including financial statements and supporting schedules and certificates and reports of independent public accountants). Buyer, Acquisition and the Company shall cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Buyer and Acquisition shall furnish to the Company for inclusion in the Proxy Statement the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. Promptly after the expiration or termination of the Offer, if required by the DGCL in order to consummate the Merger, the Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company and, if necessary under the Exchange Act, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required by the Exchange Act in connection therewith, resolicit proxies. The Company shall not use any proxy material in connection with the meeting of its stockholders to approve this Agreement and the Merger without Buyer's prior approval (which shall not be unreasonably withheld).

                  (c) The Company shall promptly notify Buyer of the receipt of the comments of the Commission and of any request from the Commission for amendments or supplements to the preliminary Proxy Statement or the definitive Proxy Statement or for additional information, and will promptly supply Buyer with copies of all correspondence between the Company or its representatives, on the one hand, and the Commission or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement or the Merger.

                  (d) The Company shall promptly inform Buyer if at any time prior to the Stockholders' Meeting any event should occur that is required by applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement, in which case the Company, with the cooperation and approval of Buyer and Acquisition (not to be unreasonably withheld), will, upon learning of such event, promptly prepare and mail such amendment or supplement.

                  (e) For the avoidance of doubt, it is expressly understood and agreed that (i) Buyer, Acquisition and the Company will cooperate with each other in connection with all aspects of the preparation, filing and clearance by the Commission of the Proxy Statement

(including the preliminary proxy and any and all amendments or supplements thereto), (ii) the Company shall give Buyer and its counsel the opportunity to review the Proxy Statement prior to it being filed with the Commission and shall give Buyer and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the Commission and each of the Company, Buyer and Acquisition agrees to use its commercially reasonable efforts, after consultation with the other, to respond promptly to all such comments of and requests by the Commission, (iii) to the extent practicable, the Company and its counsel shall permit Buyer and its counsel to participate in all communications with the Commission and its staff (including, without limitation, all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the transactions contemplated thereby (provided, that in the event that such participation by Buyer is not practicable, the Company shall promptly inform Buyer and its counsel of the content of all such communications and the participants involved therein), and
(iv) the Company will not file with, or send to, the Commission the Proxy Statement (including the preliminary proxy statement and any and all amendments or supplements thereto and any and all responses to requests for additional information and replies to comments relating thereto) or mail any Proxy Statement (including the preliminary proxy statement and any and all amendments or supplements thereto) or use any proxy material in connection with the Stockholders' Meeting to approve this Agreement and the Merger, in each case without Buyer's prior approval (not to be unreasonably withheld).

                  Section 6.5 Commercially Reasonable Efforts. Subject to the terms and conditions provided herein, each of the Company, Buyer and Acquisition shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including their commercially reasonable efforts to (a) obtain, prior to the Closing Date, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger and (b) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated hereby (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed), it being understood and agreed that the Company shall promptly notify Buyer of any litigation (including any stockholder litigation), other than where Buyer or Acquisition is the adverse party, against the Company and/or its directors relating to any of the transactions contemplated by this Agreement and the Company shall give Buyer the opportunity to participate in the defense or settlement of any such litigation (provided, that no settlement with respect to any such litigation shall be agreed to without Buyer's prior consent, which shall not be unreasonably withheld); provided, however, that no loan agreement or contract for borrowed money shall be repaid, in whole or in part, except as currently required by its terms, and no Contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Buyer.

                  Section 6.6 No Solicitation of Other Offers. (a) The Company shall, and shall use its commercially reasonable efforts to cause its Affiliates and each of its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents immediately to, cease any discussions or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. The Company shall not take, and shall use its commercially reasonable efforts to cause its Affiliates and its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates not to take, any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal, (ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Buyer or Acquisition) in connection with any Acquisition Proposal, (iv) to facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (v) to grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives; provided, however, that the Company, in response to an unsolicited Acquisition Proposal that did not result from a breach of this Section 6.6(a) and otherwise in compliance with its obligations under Section 6.6(c) hereof, may (x) request clarifications from, or furnish information to, (but not enter into discussions with) any Person (other than Buyer or Acquisition) which makes such unsolicited Acquisition Proposal if (A) such action is taken solely for the purpose of obtaining information reasonably necessary to ascertain whether such Acquisition Proposal is, or could reasonably likely lead to, a Superior Proposal, and (B) a majority of the members of the entire Board of Directors of the Company reasonably determines in good faith, based on the recommendation of the Special Committee and after receiving consultation with outside legal counsel to the Company, that it is necessary to take such actions in order to comply with the fiduciary duties of the Board of Directors of the Company under applicable Law or (y) participate in discussions with, request clarifications from, or furnish information to, any Person (other than Buyer or Acquisition) which makes such unsolicited Acquisition Proposal if (A) after consultation by the Special Committee with an independent, nationally recognized investment bank, a majority of the members of the entire Board of Directors of the Company, based on the recommendation of the Special Committee, reasonably determines in good faith that such Acquisition Proposal is a Superior Proposal and (B) a majority of the members of the entire Board of Directors of the Company reasonably determines in good faith, based on the recommendation of the Special Committee and after receiving consultation with outside legal counsel to the Company, that it is necessary to take such actions in order to comply with the fiduciary duties of the Board of Directors under applicable Law. Without limiting the foregoing, Buyer, Acquisition and the Company agree that any violation of the restrictions set forth in this Section 6.6(a) by any Affiliate, officer, director, employee, representative, consultant, investment banker, attorney, accountant or other agent of the Company or any of its Affiliates, whether or not such Person is purporting to act on behalf of the Company or any of its Affiliates, shall constitute a breach by the Company of this Section 6.6(a). The Company shall enforce, to the fullest extent permitted under applicable Law, the provisions of any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives including, but not limited to, where necessary obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

                  (b) Neither the Board of Directors of the Company nor any committee thereof (including, without limitation, the Special Committee) shall
(i) withdraw, modify or amend, or publicly propose to withdraw, modify or amend, in a manner materially adverse to Buyer or Acquisition, the approval, adoption or, as the case may be, recommendation of the Offer, the Merger, this Agreement or the Shareholders Agreement, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (iii) resolve to do any of the foregoing; provided, that the Company may recommend to its stockholders an Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of the Offer or the Merger if (w) the Company has complied with its obligations under Sections 6.6(a) and 6.6(c), (x) the Acquisition Proposal is a Superior Proposal, (y) all the conditions to the Company's right to terminate this Agreement in accordance with Section 8.1(c)(i) hereof have been satisfied (including the expiration of the five (5) Business Day period described therein and the payment of all amounts required pursuant to
Section 9.1 hereof) and (z) simultaneously with such withdrawal, modification or recommendation, this Agreement is terminated in accordance with Section 8.1(c)(i) hereof. Nothing in this Section 6.6 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to an Acquisition Proposal by a third party to the extent required under Rule 14e-2 of the Exchange Act.

                  For purposes of this Agreement, the term "Acquisition Proposal" shall mean (i) any proposal or offer (including any proposal to stockholders of the Company) from any Person or group relating to any direct or indirect acquisition or purchase of ten percent (10%) or more of the consolidated assets of the Company and its Subsidiaries or ten percent (10%) or more of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer or exchange offer (including a self tender offer or exchange offer) that, if consummated, would result in any Person beneficially owning ten percent (10%) or more of any class of equity securities of the Company or any of its Subsidiaries, (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, (iv) any other transaction with the Company or its stockholders, the consummation of which could reasonably be expected to prevent or materially delay the Offer or the Merger or which could reasonably be expected to dilute materially the benefits to Buyer or Acquisition of the transactions contemplated hereby or (v) any public announcement by or on behalf of the Company, any of its Subsidiaries or any of their respective affiliates (or any of their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents) or by any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, in each case, other than by Buyer, Acquisition or their Affiliates and each of their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents.

                  For purposes of this Agreement, the term "Superior Proposal" shall mean a bona fide binding written offer not solicited by or on behalf of the Company made by a third party to acquire all of the Common Stock pursuant to a tender offer, a merger or a sale of all or substantially all of the assets of the Company (i) on terms which a majority of the members of the entire Board of Directors of the Company (based on the written advice of an independent nationally recognized investment bank) reasonably determines in good faith to be more favorable from a financial point of view to the stockholders of the Company (in their capacity as such) than the transactions contemplated hereby (to the extent the transactions contemplated hereby are proposed to be modified by Buyer in accordance with Section 8.1(e)(i)), (ii) which is reasonably capable of being consummated (taking into account, among other things, all legal, financial, regulatory (including, but not limited to, compliance with all Antitrust Laws) and other aspects of such proposal, the proposed timing of such proposal and the identity of the Person making such proposal) and (iii) that is not conditioned on obtaining any financing.

                  (c) In addition to the obligations of the Company set forth in paragraph (a), within one (1) Business Day of the receipt or occurrence thereof, the Company shall advise Buyer of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Company shall, within one
(1) Business Day of the receipt thereof, promptly provide to Buyer copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussion or negotiation are taking place. The Company shall keep Buyer informed of the status and material details (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Buyer informed as to the material details of any information requested of or provided by the Company and as to details of all discussions or negotiations with respect to any such request, Acquisition Proposal, inquiry or proposal. The Company shall promptly provide to Buyer any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Buyer.

                  (d) The Company shall immediately request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company, and the Company shall use its commercially reasonable efforts to have such information returned.

                  Section 6.7 Notification of Certain Matters. Buyer and the Company shall promptly notify each other of the occurrence or non-occurrence of any fact or event which has caused or could reasonably likely cause (i) any representation or warranty made by it (including, in the case of Buyer, Acquisition) in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) any covenant, condition or agreement under this Agreement not to be complied with or satisfied by it (including, in the case of Buyer, Acquisition) in any material respect; provided, however, that no such notification shall modify the representations and warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Buyer and Acquisition shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                  Section 6.8 Antitrust Laws. (a) Each party hereto shall (i) take promptly all actions necessary to make the filings required of it or any of its Affiliates under any applicable Antitrust Laws in connection with this Agreement and the transactions contemplated hereby, (ii) comply at the earliest practicable date with any formal or informal request for additional information or documentary material received by it or any of its Affiliates from any Antitrust Authority and (iii) cooperate with one another in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority.

                  (b) Each party hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, "commercially reasonable efforts" shall include:

                  (i)      in the case of each of Buyer and the Company:

                           (A) filing with the appropriate Antitrust Authorities no later than the fifth (5th) Business Day following the date hereof a Notification and Report Form with respect to the transactions contemplated by this Agreement; and

                           (B) if Buyer or the Company receives a formal request for additional information or documentary material from an Antitrust Authority, substantially complying with such formal request within sixty (60) days following the date of its receipt thereof or such; and

                  (ii) in the case of the Company only, subject to Buyer's compliance with clause (i) above, not frustrating or impeding Buyer's strategy or negotiating positions with any Antitrust Authority.

                  (c) Each party hereto shall promptly inform the other parties of any material communication made to, or received by such party from, any Antitrust Authority or any other Governmental Entity regarding any of the transactions contemplated hereby.

                  Section 6.9 Employee Benefits. (a) During the period commencing at the Closing and ending on the first anniversary thereof, Buyer shall cause the current and former employees of the Company and its Subsidiaries who are, on the Closing Date, entitled to receive compensation or any benefits from the Company or any of its Subsidiaries to be provided with compensation and employee benefit plans (other than stock option or other plans involving the potential issuance of securities of the Company, Buyer or any of their respective Subsidiaries, and incentive compensation or similar programs) which in the aggregate are not materially less favorable than those currently provided to such employees by the Company and its Subsidiaries, taken as a whole, to the extent permitted under Laws in force from time to time. The provisions of this
Section 6.9(a) shall not create in any current or former employee of the Company or its Subsidiaries any rights to employment or continued employment with Buyer, the Surviving

Corporation or the Company or any of their respective Subsidiaries or Affiliates or any right to specific terms or conditions of employment.

                  (b) Notwithstanding anything in this Agreement to the contrary, from and after the Effective Time, the Surviving Corporation shall have sole discretion over the hiring, promotion, retention, termination and other terms and conditions of the employment of the employees of the Surviving Corporation. Nothing herein shall prevent Buyer or the Surviving Corporation from amending or terminating any Employee Benefit Plan or other employee benefit or fringe benefit plan in accordance with its terms.

                  Section 6.10 Directors' and Officers' Insurance. (a) The Certificate of Incorporation and the By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation, as amended, and By-laws as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors or officers of the Company, unless such modification is required by Law.

                  (b) For a period of six (6) years from the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer) (the "Indemnified Parties"); provided, however, that in no event shall Buyer be required to expend in any one year an amount in excess of one hundred and fifty percent (150%) of the annual premiums currently paid by the Company for such insurance which the Company represents and warrants to be $141,000 for the twelve month period ending on February 5, 2004; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that the Surviving Corporation may substitute for such Company policies other policies with at least the same coverage containing terms and conditions which are no less advantageous, and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.

                  (c) The Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by Section 145 of the DGCL with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its Subsidiaries, occurring prior to the Effective Time, including the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved, in any capacity, in any Claim in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to and including the Effective Time, the Surviving Corporation, from and after the Effective Time, shall pay, as incurred, such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Subject to Section 6.10(d) below, the Surviving Corporation shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 6.10 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement.

                  (d) Any Indemnified Party wishing to claim indemnification under paragraph (a) or (c) of this Section 6.10, upon learning of any such Claim, shall promptly notify the Surviving Corporation thereof. In the event of any such Claim (whether arising before or after the Effective
Time), (i) the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (with counsel engaged by the Surviving Corporation to be reasonably acceptable to the relevant Indemnified Party), and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, (ii) such Indemnified Party shall cooperate in the defense of any such matter and
(iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; provided that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by Section 145 of the DGCL. The Indemnified Parties shall be third party beneficiaries of, and entitled to seek enforcement of, this Section 6.10.

                  Section 6.11 Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, or without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or by any listing agreement with a national securities exchange or automated quotation system to which Buyer or any Affiliate of Buyer or, as the case may be, the Company is a party, if it has used commercially reasonable efforts to consult with the other party and to obtain such party's consent, but has been unable to do so in a timely manner.

                  Section 6.12 Subsequent Filings. Until the Effective Time, the Company will timely file with the Commission each Subsequent Filing required to be filed by the Company and will promptly deliver to Acquisition copies of each such Subsequent Filing filed with the Commission. As of their respective dates, none of such Subsequent Filings (a) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) shall comply, in all material respects with all applicable requirements of the federal securities Laws and the Commission rules and regulations promulgated thereunder. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Subsequent Filings shall be prepared from, and shall be in accordance with, the books and records of the Company and its consolidated Subsidiaries, shall comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, shall be prepared in accordance with GAAP

(except as may be indicated in the notes thereto) and shall fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods covered thereby.

                  Section 6.13 Communication to Employees. The Company and Acquisition will cooperate with each other with respect to all written communications or disclosure to employees of the Company or any of the Subsidiaries with respect to the Merger and any other transactions contemplated by this Agreement.

                  Section 6.14 Material Consents and Waivers. The Company shall, prior to the date of the initial purchase of Shares by Acquisition pursuant to the Offer, obtain or file (and furnish to Buyer evidence thereof) any and all material authorizations, approvals, consents or orders of, or declarations or filings with, any Governmental Entity or other third party that are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement except for those authorizations, approvals consents or orders that are listed on Schedule 6.14 of the Company Disclosure Letter, and such material authorizations, approvals, consents and orders shall not expire or be withdrawn prior to the date of the initial purchase of Shares by Acquisition pursuant to the Offer.

                  Section 6.15 Transaction Financing Cooperation. The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees and advisers to provide, upon the reasonable request of Buyer, and at Buyer's sole cost and expense (and if such costs and expenses are first paid by the Company, Buyer and Acquisition shall promptly reimburse the Company for such costs and expenses upon request), all cooperation reasonably necessary in connection with the arrangement of any financing to be consummated contemporaneously with or at or after the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as are customary for transactions of this type and as may be reasonably requested by Buyer and taking such other actions as are customary for transactions of this type and as are reasonably required to be taken by the Company in connection with the Transaction Financing. In addition, in connection with the obtaining of any such financing, the Company agrees, at the reasonable request of Buyer, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided, that no such prepayment, redemption or renegotiation shall actually be made or consummated prior to the consummation of the Offer.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                  Section 7.1 Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver (to the extent permissible by applicable
Law) at or prior to the Effective Time of each of the following conditions:

                  (a) Approval of the Company's Stockholders. To the extent required by applicable Law, the Agreement shall have been adopted by holders of a majority of the shares of Common Stock entitled to vote thereon (voting as one class, with each share of Common Stock having one (1) vote) in accordance with applicable Law, the Company's Certificate of Incorporation and the Company's By-laws;

                  (b) Injunction. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, that the right to assert this condition shall not be available to any party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of this condition to be satisfied;

                  (c) Illegality. There shall have been no action taken, or Law promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Entity, that directly or indirectly prohibits or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement; and

                  (d) Antitrust Laws. The waiting periods (and any extensions thereof) applicable to the consummation of the Merger under applicable Antitrust Laws shall have expired or been terminated; and

                  (e) Consummation of the Offer. Acquisition shall have accepted for payment and paid for all Shares validly tendered (and not withdrawn) in the Offer and, where applicable, the Subsequent Offer Period.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

                  Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's stockholders:

                  (a) by mutual consent of the Company, on the one hand, and of Buyer and Acquisition, on the other hand;

                  (b) by either Buyer and Acquisition, on the one hand, or the Company, on the other hand, if the purchase of Shares pursuant to the Offer shall not have occurred within one hundred and eighty (180) days after the commencement of the Offer (the "Termination Date"), unless (i) the purchase of Shares pursuant to the Offer shall not have been consummated because of a breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the party seeking to terminate this Agreement or (ii) on such Termination Date the Agreement was terminable under
Section 8.1(c);

                  (c) by either Buyer and Acquisition, on the one hand, or the Company, on the other hand, if (i) any court of competent jurisdiction or any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or shares of Common Stock pursuant to the Merger, and such order, decree or ruling or other action shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in such order, decree ruling or action, or (ii) there shall have been an action taken, or Law promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any Governmental Entity, that directly or indirectly prohibits or makes illegal the purchase of Shares pursuant to the Offer, the consummation of the Merger or the other transactions contemplated by this Agreement;

                  (d) by the Company, at any time prior to the purchase of Shares pursuant to the Offer, if:

                  (i) a Superior Proposal is received and a majority of the independent members of the entire Board of Directors of the Company, or a committee of the Board of Directors of the Company composed entirely by independent directors, reasonably determines in good faith that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to comply with the fiduciary duties of the Board of Directors under applicable Law; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(i) unless and until (A) five (5) Business Days have elapsed following delivery to Buyer of a written notice of such determination by the Board of Directors and during such five (5) Business Day period the Company has informed Buyer of the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal, with the intent of enabling Buyer to propose modifications to the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (B) at the end of such five (5) Business Day period the Acquisition Proposal continues to constitute a Superior Proposal, and a majority of the independent members of the entire Board of Directors of the Company, or a committee of the Board of Directors of the Company composed entirely by independent directors, (after consultation with outside legal counsel to the Company) continues to reasonably determine in good faith that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to comply with the fiduciary duties of the Board of Directors under applicable Law and (C)
         (1) prior to such termination, Buyer has received all fees and expense reimbursements set forth in Section 9.1 hereof by wire transfer in immediately available funds and (2) simultaneously or substantially simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal; or

                  (ii) (A) there shall be a breach of any representation or warranty of Buyer or Acquisition in this Agreement that is qualified as to Material Adverse Effect, (B) there shall be a breach of any representation or warranty of Buyer or Acquisition in this Agreement that is not so qualified, other than any such breaches that, in the aggregate, have not had, do not have, and could not reasonably be expected to have, a Material Adverse Effect on Acquisition, or (C) there shall be a material breach by Buyer or Acquisition of any of their respective covenants or agreements contained in this Agreement, which breach, in the case of any of clauses (A), (B) or (C), either is not reasonably capable of being cured, or if it is reasonably capable of being cured, has not been cured by the earlier of (1) ten (10) days after the giving of written notice to Buyer of such breach or (2) one (1) Business Day prior to the expiration of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(ii) if the Company is in material breach of this Agreement; or

                  (iii) Lender shall have (A) notified Buyer in writing that it has withdrawn its financing commitment, (B) notified Buyer in writing that it does not intend to, or will be unable to, advance funds to Buyer or Acquisition pursuant to the Commitment Letter or (C) notified Buyer that it had commenced voluntarily or involuntarily any proceeding under bankruptcy or insolvency Laws, become subject to a receivership, made an assignment for the benefit of creditors or become subject to any other similar Law or proceeding and, in the case of (A),
         (B) or (C), Buyer shall not have obtained replacement financing sufficient to consummate the merger within the earlier of (1) 45 days after the occurrence of the earliest event specified in (A), (B) or (C) or (2) the Termination Date; provided, that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(iii) if the Company is in material breach of this Agreement; and provided further, that Buyer shall notify the Company within five days after the occurrence of any of the events specified in (A), (B) or (C); or

                  (iv) (A) Buyer or Acquisition shall have failed to commence the Offer in accordance with the first sentence of Section 2.1(a) or (B) the Offer is terminated or has expired without Acquisition purchasing any Shares pursuant thereto, unless such failure or expiration shall have been caused by the failure of the conditions set forth in clauses (iv)(d) or (e) of Annex B to be satisfied.

                  (e) by Buyer, at any time prior to the purchase of Shares pursuant to the Offer, if:

                  (i) the Offer is terminated or expires in accordance with its terms without Acquisition having purchased any Shares thereunder due to an occurrence which would result in a failure to satisfy any one or more of the conditions set forth on Annex B hereto, unless any such failure shall have been caused by or resulted from the failure of Buyer or Acquisition to perform in any material respect any covenant or agreement of either of them contained in this Agreement or from the material breach by Buyer or Acquisition of any representation or warranty of either of them contained in this Agreement;

                  (ii) (A) there shall be a breach of any representation or warranty of the Company in this Agreement that is qualified as to Material Adverse Effect or as to materiality, (B) there shall be a material breach of any representation or warranty of the Company in this Agreement that is not so qualified or (C) there shall be a material breach by the Company of any of its covenants or agreements contained in this Agreement, which breach, in the case of any of clauses (A), (B) or (C), either is not reasonably capable of being cured or, if it is reasonably capable of being cured, has not been cured by the earlier of (1) ten (10) days after Buyer giving written notice to the Company of such breach or (2) one (1) Business Day prior to the expiration of the Offer; provided, that Buyer may not terminate this Agreement pursuant to this Section 8.1(e)(ii) if either Buyer or Acquisition is in material breach of this Agreement;

                  (iii) (A) the Company shall have (1) withdrawn, modified or amended, or publicly disclosed its intention to withdraw, modify or amend, in a manner materially adverse to Buyer or Acquisition, the approval, adoption or recommendation, as the case may be, of the Offer, the Merger, this Agreement, the Shareholders Agreement or any of the transactions contemplated hereby or thereby, (2) approved or recommended, or publicly disclosed its intention to approve or recommend, or entered into any agreement for an Acquisition Proposal or
         (3) announced a neutral position with respect to any Acquisition Proposal, and does not reject or recommend such Acquisition Proposal within three (3) Business Days of the announcement of such neutral position or (B) the Company's Board of Directors or any committee thereof shall have adopted a resolution resolving to take any of the actions set forth in the foregoing; or

                  (iv) if there shall have been a material breach by the Company of any provision of Section 6.6.

The right of any party hereto to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such terminating party, any Person controlling such terminating party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by Buyer or Acquisition, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Buyer, Acquisition or the Company, except that Section 6.2, this Section 8.2 and
Article IX shall survive any termination of this Agreement. Nothing in this
Section 8.2 shall relieve any party to this Agreement of liability for their material breach of a covenant in this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Fees and Expenses. (a) Except as provided in paragraph (b) below, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b)      If this Agreement is terminated:

                  (i) at a time when Buyer or Acquisition is entitled to terminate this Agreement in accordance with Section 8.1(b), Section 8.1(e)(i) hereof (solely due to the Minimum Condition not having been met at the time of such termination) or Section 8.1(e)(ii) and, within twelve (12) months of such termination, the Company enters into an agreement, arrangement or understanding (including a letter of intent) with respect to or consummates any Acquisition Proposal (provided, however, if prior to the time of delivery of the written notice of such termination in accordance with Section 8.2: (A) but in no event later than ten (10) days prior to the date of termination of this Agreement,
         (1) the Company had given Buyer written notice of a breach of any representation, warranty or covenant of Buyer or Acquisition in this Agreement in accordance with Section 8.1(d)(ii) and (2) such breach had not been cured by Buyer or Acquisition in accordance with Section 8.1(d)(ii); or (B) the Company was properly entitled to terminate this Agreement in accordance with Section 8.1(d)(iii), and in the case of either clause (A) or (B), the Company was not in material breach of this Agreement, then the Company shall not be obligated to pay, and Buyer shall not be entitled to receive, any Expense Reimbursement or Termination Fee pursuant to this Section 9.1(b)(i));

                  (ii)     pursuant to Section 8.1(d)(i), Section 8.1(e)(iii) or
         Section 8.1(e)(iv);

then Buyer shall be entitled to receive from the Company (in accordance with Section 9.1(c) below) (A) reimbursement for the out-of-pocket expenses of Buyer and Acquisition (including printing fees, filing fees and fees and expenses of their legal and financial advisors and all fees and expenses payable to any financing sources) related to this Agreement, the Shareholders Agreement, the transactions contemplated hereby and thereby and any related financing up to a maximum of $750,000 (such reimbursement amount, the "Expense Reimbursement") and
(B) an amount equal to $3,500,000 (such amount, the "Termination Fee"); provided, however, that in no event shall more than one (1) Termination Fee or one (1) Expense Reimbursement be paid to Buyer by the Company.

                  (c)      Any amounts owing by the Company to Buyer pursuant to
Section 9.1(b) above shall be paid as follows:

                  (i) if either the Company, on the one hand, or Buyer or Acquisition, on the other hand, shall have terminated this Agreement (but only to the extent such terminating party is entitled to do so) pursuant to the circumstances contemplated by Section 9.1(b)(i) above, then such amounts shall be paid by the Company to Buyer by wire transfer of immediately available funds on the date on which the Company shall have entered into an agreement, arrangement or understanding (including a letter of intent) with respect to any Acquisition Proposal or, if earlier, the date of consummation of any Acquisition Proposal;

                  (ii) if the Company shall have terminated this Agreement (but only to the extent it is entitled to do so) pursuant to the circumstances contemplated by Section 9.1(b)(ii) above, then such amounts shall be paid by the Company to Buyer by wire transfer of immediately available funds on the date of such termination and as a condition precedent for such termination; and

                  (iii) if Buyer or Acquisition shall have terminated this Agreement (but only to the extent it is entitled to do so) pursuant to the circumstances contemplated by Section 9.1(b)(ii) above, then such amounts shall be paid by the Company to Buyer by wire transfer of immediately available funds no later than the next Business Day succeeding the date of such termination.

                  (d) The Company acknowledges that the Termination Fee and Expense Reimbursement provided for in this Section 9.1 are an integral part of the transactions contemplated by this Agreement and not a penalty, and that, without the Termination Fee and Expense Reimbursement provided for above, Buyer and Acquisition would not enter into this Agreement. Furthermore, nothing in this Section 9.1 shall be deemed to limit any liability of any party for any breach in any material respect of any representations, warranties or covenants contained in this Agreement that occurs prior to termination of this Agreement.

                  Section 9.2 Representations and Warranties. The respective representations and warranties of the Company, on the one hand, and Buyer and Acquisition, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing, and thereafter none of the Company, Buyer or Acquisition shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

                  Section 9.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the Boards of Directors of the Company, Buyer or Acquisition, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  Section 9.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, by next day delivery service, or sent by facsimile (upon confirmation of receipt), as follows:

                  (a)      if to the Company:

                           T-NETIX, Inc.
                           2155 Chenault Drive
                           Suite 410
                           Carrollton, Texas 75006
                           Attention: Mr. Richard Cree
                           Facsimile: (972) 241-1537

                           with a copy (which shall not constitute notice) to:

                           Haynes and Boone, LLP
                           901 Main Street, Suite 3100
                           Dallas, Texas 75202
                           Attention: Darrel A. Rice, Esq.
                           Facsimile: (214) 200-0664

                  (b)      if to either Buyer or Acquisition:

                           c/o H.I.G. Capital, LLC
                           1001 Brickell Bay Drive, 27th Floor
                           Miami, Florida 33131
                           Attention: Mr. Brian Schwartz
                           Facsimile:  (305) 379-2013

                           with a copy (which shall not constitute notice) to:

                           White & Case LLP
                           200 S. Biscayne Boulevard, Suite 4900
                           Miami, Florida 33131
                           Attention: Jorge L. Freeland, Esq.
                                      James M. Moakley, Esq.
                           Facsimile: (305) 358-5744

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third (3rd) Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

                  Section 9.5 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto, other than the Shareholders Agreement.

                  Section 9.6 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of

Section 6.9 and Section 6.10, shall inure to the benefit of the Persons or entities benefiting from the provisions thereof who are intended to be third-party beneficiaries thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, except that Acquisition may assign and transfer its right and obligations hereunder to any of its Affiliates. Except as provided in the first sentence of this Section 9.6, nothing in this Agreement, expressed or implied, is intended to confer on any Person (including any current or former employees of the Company), other than the parties hereto, any rights or remedies.

                  Section 9.7 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action authorized by the respective Boards of Directors of Buyer, Acquisition and the Company or, in the case of Buyer or Acquisition, by the officers authorized by their its Board of Directors; provided, however, that after any such stockholder approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval.

                  Section 9.8 Time Is of the Essence. With regard to the dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  Section 9.9 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  Section 9.11 APPLICABLE LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF, EXCEPT THAT THE DGCL SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE STOCKHOLDERS' MEETING, IF ANY, AND THE MERGER. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH

ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.4, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

                  Section 9.12 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

                  Section 9.13 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 9.14 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

                  Section 9.15 Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

                                    * * * * *

                  IN WITNESS WHEREOF, each of Buyer, Acquisition and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                         TZ HOLDINGS, INC.

                                         By /s/ BRIAN SCHWARTZ
                                            ------------------------------------
                                            Name: Brian Schwartz
                                            Title: President

                                         TZ ACQUISITION, INC.

                                         By /s/ BRIAN SCHWARTZ
                                            ------------------------------------
                                            Name: Brian Schwartz
                                            Title: President

                                         T-NETIX, INC.

                                         By /s/ RICHARD E. CREE
                                            ------------------------------------
                                            Name: Richard E. Cree
                                            Title: CEO

                                                                         ANNEX A

                             Management Stockholders

1.       Mr. W. P. (Paul) Buckthal;

2.       Mr. Daniel M. Carney;

3.       Ms. Frances Cree;

4.       Mr. Harold A. Cree;

5.       Mr. Richard E. Cree;

6.       The Richard J. Cree Revocable Trust (Richard E. Cree, Trustee);

7.       Mr. William R. Cree;

8.       Mr. Robert A. Geist;

9.       Mr. Daniel J. Taylor; and

10.      Mr. Irvin Wall

                                                                         ANNEX B

                             Tender Offer Conditions

         The capitalized terms used in this Annex B shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex B is annexed.

         Notwithstanding any other provision of the Offer or the Merger Agreement, Acquisition shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Acquisition's obligation to pay for or return tendered shares promptly after termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer and may terminate or amend the Offer and may postpone the acceptance for payment of, and payment for, any Shares, if: (i) there shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer (including any extensions thereof in accordance with Section 2.1(a) of the Merger Agreement) (the "Determination Time") a number of Shares which represents at least a majority of all issued and outstanding Shares, on a fully diluted basis ("on a fully-diluted basis" meaning, at any time, the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to Warrants or Options or other obligations outstanding at such time under employee stock or similar benefit plans or otherwise, whether or not vested or then exercisable), on the date of purchase (the "Minimum Condition"); (ii) any applicable waiting period (and any extension thereof) under any Antitrust Laws shall not have expired or been terminated (the "Antitrust Condition"); (iii) the Transaction Financing shall not have been obtained prior to the proposed date for the initial purchase of Shares by Acquisition pursuant to the Offer; or (iv) if, at any time on or after the date of the Merger Agreement and at or before the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment, or paid for, pursuant to the Offer), any of the following shall exist:

         (a) there shall be threatened, instituted or pending any action or proceeding by any Governmental Entity or by any other Person, domestic or foreign, before any court of competent jurisdiction or Governmental Entity: (i) challenging or seeking to, or which could reasonably be expected to, make illegal, impede, delay or otherwise directly or indirectly restrain, prohibit or make materially more costly the Offer or the Merger or seeking to obtain material damages; (ii) seeking to prohibit or materially limit the ownership or operation by Buyer or Acquisition of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or to compel Buyer or Acquisition to dispose of or hold separately all or any material portion of the business or assets of Buyer and its subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, or seeking to impose any limitation on the ability of Buyer or Acquisition to conduct its business or own such assets; (iii) seeking to impose limitations on the ability of Buyer or Acquisition effectively to exercise full rights of ownership of the shares of Common Stock, including, without limitation, the right to vote any shares of Common Stock acquired or owned by Acquisition or Buyer on all matters properly presented to the Company's stockholders; (iv) seeking to require

                                                                         Annex B

                  divestiture by Buyer or Acquisition of any shares of Common Stock; (v) seeking any material diminution in the benefits expected to be derived by Buyer or Acquisition as a result of the transactions contemplated by the Offer or the Merger; or
                  (vi) otherwise directly or indirectly relating to the Offer or the Merger and which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on Buyer and its Subsidiaries taken as a whole;

         (b) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended or issued and applicable to or deemed applicable to (i) Buyer, Acquisition, the Company or any Subsidiary of the Company or
                  (ii) the Offer or the Merger, by any Governmental Entity other than the routine application of the waiting period and second request provisions of the Antitrust Laws to the Offer or to the Merger, that could reasonably be expected to result directly or indirectly in any of the consequences referred to in paragraph (a) above;

         (c) there shall have occurred: (i) any general suspension of trading in, or limitation on prices for, securities on any United States securities exchange or in any United States over-the-counter market (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index); (ii) any material adverse change in the general political, market, economic or financial conditions in the United States or abroad; (iii) any material change in United States or any other currency exchange rates or a suspension of, or limitation on, the markets therefor; (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (v) any material limitation (whether or not mandatory) by any United States federal or United States state Governmental Entity on the extension of credit by banks or other lending institutions; or
                  (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, an acceleration or worsening thereof;

         (d) (i) any representation or warranty of the Company contained in the Agreement that is qualified as to Material Adverse Effect shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which, by their terms, address matters only as of another specified date, which shall be true and correct only as of such other specified date), (ii) any representation or warranties of the Company contained in the Agreement that is not qualified as to Material Adverse Effect (other than the representations and warranties of the Company in Section 2.2(a), Section 2.2(b), Section 2.2(e), Section 4.2, Section 4.3, Section 4.5, Section 4.7(a), Section 4.15,
                  Section 4.20, Section 4.21 and Section 4.22) shall not be true and correct (except where the failure of any such representations or warranties referred to in this clause (ii) to be so true and correct in the aggregate has not had, does not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company) as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which, by their terms,

                                      (ii)

                                                                         Annex B

                  address matters only as of another specified date, which shall be true and correct only as of such other specified date) and
                  (iii) any representation or warranty of the Company contained in Section 2.2(e), Section 4.2, Section 4.3, Section 4.5 and
                  Section 4.15 shall not be materially true and correct or any representation or warranty of the Company contained in Section 2.2(a), Section 2.2(b), Section 4.7(a), Section 4.20, Section
                  4.21 and Section 4.22 shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which, by their terms, address matters only as of another specified date, which shall be materially true and correct or true and correct, as the case may be, as of such other specified date);

         (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by the Company under the Merger Agreement;

         (f) the Board of Directors of the Company or any committee thereof shall: (i) have withdrawn, modified or amended, or proposed to withdraw, modify or amend, in a manner adverse to Buyer or Acquisition, the approval, adoption or recommendation, as the case may be, of the Offer, the Merger, the Merger Agreement or the Shareholders Agreement; (ii) shall have approved or recommended, or proposed to approve or recommend, any Acquisition Proposal; (iii) shall have announced a neutral position with respect to any Acquisition Proposal and has not rejected such Acquisition Proposal within three (3) Business Days of the announcement of such neutral position; or (iv) shall have resolved to do any of the foregoing;

         (g) there shall have occurred any event, change, occurrence, effect, fact, violation or circumstance having a Material Adverse Effect;

         (i) (i) any representation or warranty of the Management Stockholders contained in the Shareholders Agreement shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which, by their terms, address matters only as of another specified date, which shall be true and correct only as of such other specified date) or (ii) the Management Stockholders shall have failed to perform any obligation or to comply with any agreement or covenant of the Management Stockholders to be performed or complied with by such Management Stockholders under the Shareholders Agreement (except where the failure of (A) any such representations or warranties referred to in clause (i) to be so true and correct or (B) the Management Stockholders to perform such obligations or to comply with such agreements or covenants referred to in clause (ii) has not had, does not have, and could not reasonably be expected to have, in the aggregate, a material adverse effect on the ability of Acquisition to complete the Offer or the Merger); or

         (j) the Merger Agreement shall have been terminated in accordance with its terms;

                                      (iii)

                                                                         Annex B

         which, in the sole judgment of Acquisition, in any such case and regardless of the circumstances (including any action or inaction by Buyer or Acquisition) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of, or payment for, Shares.

The foregoing conditions are for the sole benefit of Buyer and Acquisition and may be asserted by Buyer or Acquisition, or may be waived by Buyer or Acquisition, in whole or in part in their respective sole discretion at any time and from time to time prior to the expiration of the Offer or, with respect to the Antitrust Condition or the conditions set forth in paragraphs (iv)(a) and
(iv)(b), before payment for Shares. The failure by Buyer or Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                      (iv)